UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

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DSP Group, Inc.

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DSP GROUP, INC.

Notice of Annual Meeting of Stockholders
To Be Held June 14, 2021

To the Stockholders of DSP GROUP, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of DSP Group, Inc., a Delaware corporation (the “Company”), will be held on June 14, 2021, at 8:30 a.m., Eastern Time, virtually via the Internet. Stockholders will be able to listen, vote, and submit questions from any remote location that has Internet connectivity via live webcast logging in at: www.virtualshareholdermeeting.com/DSPG2021. There will be no physical location for stockholders to attend. The purpose of the annual meeting is to consider and vote upon the following proposals:

1.    Election of Directors. To elect seven directors, Shira Fayans Birenbaum, Ofer Elyakim, Thomas A. Lacey, Cynthia L. Paul, Yair Seroussi, Norman P. Taffe and Kenneth H. Traub, each to serve until the 2021 annual meeting of stockholders, and until their successors are elected and qualified, subject to their earlier resignation or removal;

2.    Selection of Independent Auditors. To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent auditors for the year ending December 31, 2021;

3.    Compensation of the Named Executive Officers. Advisory vote to approve the Company’s named executive officers compensation; and

4.    To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof. Holders of record of our common stock at the close of business on April 16, 2021 are entitled to receive the Notice of Internet Availability of Proxy Materials, this proxy statement and the 2020 annual report and to vote at the annual meeting, and any adjournment and postponement thereof.

On or about May 7, 2021, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record as of April 16, 2021. The notice will contain instructions on how to vote your shares and how to access an electronic copy of our proxy materials, including this proxy statement and our annual report to stockholders which contains our 2020 consolidated financial statements and other information of interest to you.

In light of the continued COVID-19 pandemic, for the safety of our employees, customers, communities, stockholders, and directors, and taking into account recent federal, state and local guidance that has been issued, we have determined that the 2021 annual meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. We urge you to attend the annual meeting virtually by logging into our live webcast at: www.virtualshareholdermeeting.com/DSPG2021. However, to ensure your representation at the annual meeting, please vote as soon as possible and refer to the specific instructions for voting on the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Ofer Elyakim Chief Executive Officer

San Jose, California

April 30, 2021

DSP GROUP, INC.
2055 Gateway Place, Suite 480, San Jose, California 95110

PROXY STATEMENT
FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

General Information

The Notice of Internet Availability of Proxy Materials and this proxy statement is furnished to the stockholders of DSP Group, Inc., a Delaware corporation, in connection with the solicitation by our board of directors of proxies in connection with the annual meeting of stockholders to be held on June 14, 2021, at 8:30 a.m., Eastern Time, virtually via the Internet,, including any adjournment or postponement thereof. Stockholders will be able to attend the annual meeting, vote, and submit questions via live webcast by logging in at: www.virtualshareholdermeeting.com/DSPG2021. The will be no physical location for stockholders to attend. The shares represented by proxies received and not revoked will be voted at the annual meeting.

The Notice of Internet Availability of Proxy Materials, this proxy statement and our 2020 annual report to stockholders will be made available on or about April 30, 2021 to our stockholders of record on April 16, 2021 at https://proxyvote.com.

Notice of Internet Availability of Proxy Materials

Under rules adopted by the Securities and Exchange Commission, we may furnish our proxy materials to our stockholders over the Internet, rather than mailing printed copies of those materials to each stockholder. Paper copies of the proxy materials may be obtained by following the instructions on the Notice of Internet Availability of Proxy Materials. Each stockholder who receives a Notice of Internet Availability of Proxy Materials has the right to vote on all matters presented at the annual meeting. Our stockholders will not receive a printed copy of the proxy materials unless requested. Instead, the Notice of Internet Availability of Proxy Materials will provide instructions as to how a stockholder may access and review a copy of our proxy materials on the Internet, including this proxy statement and our 2020 annual report. Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting, and conserve natural resources. However, if a stockholder would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If a stockholder shares an address with another stockholder and has received only one Notice of Internet Availability of Proxy Materials, such stockholder may write to us at the following address to request a separate copy of these materials at no cost to such stockholder: DSP Group, Inc., 2055 Gateway Place, Suite 480, San Jose, California 95110, Attention: Corporate Secretary. Beneficial owners (i.e. holders of our common stock through a broker dealer, not in their own names) may contact their broker or other nominee to request a separate copy of these materials.

Solicitation and Record Date

We will bear all costs associated with the solicitation of proxies. These costs will include the expense of preparing the proxy materials and mailing the Notice of Internet Availability of Proxy Materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the annual meeting to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on April 16, 2021 has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of and to vote at the annual meeting. As of the close of business on the record date, we had 24,226,782 shares of common stock outstanding and entitled to vote at the annual meeting. The presence at the annual meeting of a majority of these shares of our common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Virtual attendance at our annual meeting constitutes presence in person for purposes of quorum at the meeting. An automated system administered by Broadridge Financial Solutions, Inc. will tabulate votes cast by proxy, and Peder J. Hagberg will act as the independent inspector of elections to tabulate votes cast at the annual meeting. Each outstanding share of common stock on the record date is entitled to one vote on all matters.

Voting Method

Each stockholder of record on April 16, 2021 may vote at our annual meeting by the following methods:

Voting by Proxy Card. All shares entitled to vote and represented by properly executed proxy cards received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxy cards.

Voting by Telephone or the Internet. A stockholder may vote his, her or its shares by calling the toll-free number indicated on the Notice of Internet Availability of Proxy Materials and following the recorded instructions or by accessing the website indicated on the Notice of Internet Availability of Proxy Materials and following the instructions provided. When a stockholder votes via the Internet or by telephone, his, her or its vote is recorded immediately. We encourage stockholders to vote using these methods whenever possible.

Voting by Attending the Meeting. A stockholder of record may vote his, her or its shares at the virtual annual meeting. Stockholders who attend the virtual annual meeting should follow the instructions at www.virtualshareholdermeeting.com/DSPG2021 to vote during the meeting, If your shares are held in “street name” or by a broker or nominee, you should follow the instructions at www.virtualshareholdermeeting.com/DSPG2021 to vote during the meeting.

Voting Procedures

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders and will have the same effect as a “no” vote on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained. Pursuant to Nasdaq Rule 2251, proposal 1 (election of directors) is a non-routine matter and, therefore, may not be voted upon by brokers without instruction from beneficial owners.

With respect to proposal 1 of this proxy statement, in an uncontested election, each director nominee will be elected by a majority of the shares present or represented by proxy and voting at the meeting with respect to his/her election (that is, the number of shares voted “for” that nominee exceeds the number of votes cast “against” that nominee). Virtual attendance at our annual meeting constitutes presence in person for purposes of the vote required under our bylaws. Abstentions and broker “non-votes” will have no effect on proposal 1.

With respect to proposal 2 of this proxy statement, the affirmative vote of a majority of shares of our common stock present or represented and voted at the annual meeting is required for approval. With respect to proposal 3 of this proxy statement, the affirmative vote of a majority of shares of our common stock present or represented and voted at the annual meeting is required for approval, although such vote will not be binding on us. Abstentions will have the same effect as “no” votes on proposals 2 and 3 presented at this annual meeting. Broker “non-votes” will have no effect on proposals 2 and 3. Virtual attendance at our annual meeting constitutes presence in person for purposes of the vote required under our bylaws.

The Proxy

The persons named as proxy holders, Ofer Elyakim and Dror Levy, were selected by our board of directors and currently serve as our executive officers.

All shares represented by each properly executed, unrevoked proxy received in time for the annual meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the common stock represented by the proxy will be voted as to the proposal for which no specification is given as follows: (1) FOR the election of all director nominees named in this proxy statement; (2) FOR proposals 2 and 3; and (3) with respect to any other matters that may come before the annual meeting, at the discretion of the proxy holders. We do not presently know of any other business to be conducted at the annual meeting.

Revocability of Proxy

If the shares of common stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before the proxy card is voted by: (i) delivering to us (to the attention of Dror Levy, our Secretary), at the address of our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the annual meeting and voting at the meeting. In light of COVID-19, if you intend to revoke your proxy by providing such a written notice, we advise that you also send a copy via email to ir@dspg.com. If your shares are held in “street name,” you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the annual meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to follow the instructions at www.virtualshareholdermeeting.com/DSPG2021 to vote during the annual meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our bylaws currently authorize the number of directors to be not less than five or more than nine. The number of directors on our board of directors is currently fixed at eight. As Gabi Seligsohn, a current member of the board of directors, is not standing for re-election at this meeting, the board anticipates amending the bylaws to return the exact number of directors on the board to seven promptly after this annual meeting.

At this annual meeting, the stockholders will elect seven directors to serve a one-year term until the 2022 annual meeting. Each of Messrs. Ofer Elyakim, Thomas A. Lacey, Yair Seroussi, Norman P. Taffe and Kenneth H. Traub, and Mses. Shira Fayans Birenbaum and Cynthia L. Paul have been nominated as a director to serve until the 2022 annual meeting of stockholders and until their successors are elected or appointed and qualified, or until their earlier resignation or removal. Our board has no reason to believe that each of Messrs. Elyakim, Lacey, Seroussi, Taffe and Traub, and Mses. Fayans Birenbaum and Paul will be unable or unwilling to serve as a director if elected.

Director Nominees to Serve One-Year Term

The following information with respect to our director nominees is as of April 1, 2020.

Shira Fayans Birenbaum, 57, has served as one of our directors since April 2021. She comes with a long and distinguished track record in B2C and B2B, leading digital transformation motion and innovation, specializing in growth engines, managing P&Ls, business performance, strategy, marketing, e-commerce and sales. She has served both as an executive manager and leader across a wide range of global industries such as technology, cloud, software, telecom, cyber security, while also coaching others, believing strongly in the importance of mentorship and personnel development. Ms. Fayans Birenbaum also serves as global president of CYMPIRE Ltd., a disruptive cyber simulation platform. Prior to joining CYMPIRE Ltd., she held the position of COO and CMO of Microsoft Israel, where she was described as the “CEO of Digital Transformation,” owning all business operations, financials and subsidiary scorecards, as well as responsibility for all cloud services and Open Source growth. She was responsible for all launches and deployment of new technologies, solutions and services, including leadership of the Microsoft security and blockchain initiatives. She has many years of experience as a board member in Israeli public traded companies such as investment houses, banks, insurance, real estate, manufacturers and educational institutions. Prior to Microsoft, Ms. Fayans Birenbaum held senior executive roles in PWC consulting and Orange Israel. She holds an MBA from Tel Aviv University, as well as a BA in French and General Studies from Tel Aviv University. Across her careers she has won numerous MEA and Worldwide awards, including prizes for best marketing activities and ceativity. We believe Ms. Fayans Birenbaum’s qualifications to sit on our board include her sales and marketing expertise, knowledge of the markets within which the company operates and her broad experience in executive management roles.

Ofer Elyakim, 51, currently serves as our Chief Executive Officer and a member of the Board of Directors. Mr. Elyakim joined us in January 2006 as Director of Business Development and Investor Relations, and was promoted to Vice President of Business Development in May 2007. He was promoted to Senior Vice President, President of South East Asia Operations in May 2008. In July 2009, Mr. Elyakim was appointed our Chief Executive Officer. In May 2011, Mr. Elyakim was appointed to our board. Previously, Mr. Elyakim worked as a research analyst covering media and broadcasting companies at CIBC World Markets in New York. Prior to that, he held several management positions at Radvision, Tundo Communications and Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global. A certified public accountant, Mr. Elyakim holds an MBA with honors from Columbia Business School and a BA in Computer Science and Accounting from Tel Aviv University. We believe Mr. Elyakim’s qualifications to sit on our board include his extensive knowledge of the company, its products, strategies, and customers through his employment with the company, including as our Chief Executive Officer, his strong leadership skills and his broad experience in executive management roles.

Thomas A. Lacey, 62, has served as one of our directors since May 2012. He is an advisor at Smartron, a consumer electronics company, since March 2021. From May 2013 to June 2017, Mr. Lacey served as Chief Executive Officer of Xperi Corporation (NASDAQ: XPER), a technology licensor in areas such as mobile computing and communications, memory and data storage, and 3-D integrated circuit technologies, and was also a director of the company from May 2013 to December 2017. From August 2018 to January 2019, Mr. Lacey was the interim Chief Executive Officer of Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology and also was a director of the company from August 2018 through June 2019. He formerly was the Chairman and Chief Executive Officer of Components Direct, a provider of cloud-based product life cycle solutions, and served in those capacities from May 2011 to April 2013 until its sale to Avnet. Mr. Lacey served on the board of directors and the audit committee of International Rectifier Corporation, a leader in power management technology, and has served in those capacities from March 2008 to January 2015 when the company was sold to Infineon. Previously, Mr. Lacey served as the President, Chief Executive Officer and a director of Phoenix Technologies Ltd., a global provider of basic input-output software for personal computers, from February 2010 to February 2011 until its sale to a private equity company. Prior to joining Phoenix Technologies Ltd., Mr. Lacey was the Corporate Vice President and General Manager of the SunFab™ Thin Film Solar Products group of Applied Materials, Inc., from September 2009. Mr. Lacey previously served as President of Flextronics International’s Components Division, now Vista Point Technologies, from 2006 to 2007. Mr. Lacey joined Flextronics in connection with the sale to Flextronics of publicly-traded International Display Works, where Mr. Lacey had been Chairman, President and Chief Executive Officer from 2004 to 2006. Prior to International Display Works, Mr. Lacey held various management and executive positions at Intel Corporation for 13 years, including Vice President Sales and Marketing, President of Intel Americas, and Vice President and General Manager, Flash Products. Mr. Lacey holds a Bachelor of Arts degree in computer science from the University of California, Berkeley, and masters of business administration degree from the Leavey School of Business at Santa Clara University. We believe Mr. Lacey’s qualifications to sit on our board include his experience as Chief Executive Officer and senior management positions of leading technology companies, including other NASDAQ-listed companies with a complex global structure, his financial, M&A and integration expertise, as well as his executive leadership and management experiences.

Cynthia L. Paul, 49, has served as one of our directors since April 2018. She is Founder, Chief Investment Officer, and Chief Executive Officer of Lynrock Lake LP, an investment management firm she founded in January 2018. Ms. Paul invests across the full capital structure of public and private companies, employing a long-term, fundamentally-driven, value-oriented investment strategy, with a focus on the technology industry. From 2002 to 2017, Ms. Paul was a portfolio manager at Soros Fund Management LLC (“SFM”), where she managed a portfolio across corporate credit, converts, and equities, with a focus on the technology industry. She served as Chairman of the Board of Directors of Conexant Systems LLC (“Conexant”), a fabless semiconductor company, from 2013 to 2017. During her time as Chairman, Conexant executed a turnaround of its legacy business lines and rose to a leadership position in the audio market, culminating in an acquisition by Synaptics Incorporated in 2017. Ms. Paul joined SFM in 2000 and served as a SFM representative for the Council on Foreign Relations and on SFM's Investment Committee. Prior to joining SFM, she worked at The Palladin Group in 1999 and at JP Morgan from 1994 to 1999, most recently as Head of Convertible Research. Ms. Paul graduated from Princeton University in 1994 with an Independent Major in Statistics and Operations Research, a Certificate from the Princeton School of Public and International Affairs, and a Certificate in Engineering Management Systems. She is advisory board member and former board member of AlphaSense LLC, a SaaS company providing intelligent search to enterprise customers. Ms. Paul became a CFA® charterholder in 2002. We believe Ms. Paul’s qualifications to sit on our board include her deep investment and financial expertise, knowledge of the markets within which the company operates, and leadership and management experience in company turnarounds.

Yair Seroussi, 65, has served as one of our directors since February 2002. From 2009 to January 2017, Mr. Seroussi was the Chairman of the board of directors of Bank Hapoalim, Israel’s leading bank. Currently, he serves as chairman of Zim Integrated Shipping Services Ltd., an Israeli international cargo shipping company (NYSE: ZIM) since October 2020. He also serves as chairman of Enlight Renewable Energy, a publicly traded company on the Tel Aviv Stock Exchange, that builds and operates solar and wind power facilities, since 2018, a director of Mediterranean Towers, a leading and large chain of retirement communities in Israel listed on the Tel Aviv Stock Exchange, after serving as the Chairman from 2017 to 2019. Mr. Seroussi is also a member of the board of directors of Stratasys (NASDAQ: SSYS), a market leader company of 3D printing, since July 2017. Mr. Seroussi also served as President of the Israeli Bank Association from 2009 to 2011. Mr. Seroussi was the founder and head of Morgan Stanley Israel for 16 years. He was the founder and Chairman of Mustang Mezzanine Fund. He serves as a member of the Investment Committee of Mivtachim, Israel’s largest pension fund, and founded and was a member of various investments committees of private equity funds. Mr. Seroussi served as a director of Israel Corp and Frutarom Industries. Mr. Seroussi is a member of the Board of Governors of the Hebrew University, and Chairman of the Eli Hurvitz Strategic Management Forum at the Tel Aviv University. Mr. Seroussi served over a decade in Israel’s Ministry of Finance where he held several senior positions. Mr. Seroussi holds a Bachelor’s degree in Economics and Political Science from the Hebrew University. We believe Mr. Seroussi’s qualifications to sit on our board include his years of experience providing strategic and investment advisory services to companies, as well as his leadership and risk assessment skills, and directorship expertise by being the former Chairman of Bank Hapoalim and being on boards of various other U.S. public and Israeli companies.

Norman P. Taffe, 55, has served as one of our directors since May 2013. Mr. Taffe is currently Executive Vice President, North America Residential at SunPower Corporation and started with the company in June 2013 as a general manager. From September 2012, Mr. Taffe served as a member of the board of directors of Integrated Device Technology, Inc. (NASDAQ: IDTI) until its sale to Renesas in March of 2019. Previously, Mr. Taffe served as the Executive Vice President of Consumer and Computation Division of Cypress Semiconductor Corporation (NASDAQ: CY), a provider of high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value, from May 2007 until May 2012. Prior to that, Mr. Taffe held numerous positions with Cypress, including Marketing Director of the programmable logic and interface products divisions from April 1999 to July 2001, Managing Director of Cypress’ mergers and acquisitions and venture funds from July 2001 to September 2002, Managing Director of the wireless business unit from September 2002 to January 2005, and Vice President of the Personal Communications Division from January 2005 to May 2005. He completed the Program for Management Development at Harvard Business School and has a Bachelor of Science degree in Electrical Engineering from the University of Michigan. We believe Mr. Taffe’s qualifications to sit on our board include his 20 plus years in senior executive positions, his extensive knowledge of our sales channels, competitors and end markets, as well as the technology industry generally, and directorship on another NASDAQ-listed company.

Kenneth H. Traub, 59, has served as one of our directors since May 2012 and was appointed our non-executive Chairman in May 2017. Mr. Traub currently serves as the Managing Member of the General Partner of Delta Value Group, an investment firm that he founded in 2019 and as the Managing Member of the General Partner of Delta Value Advisors LLC, a consulting firm that he founded in 2020. From 2015 to 2019, Mr. Traub served as Managing Partner of Raging Capital Management LLC, a registered investment firm. From 2009 through 2015, Mr. Traub was President and Chief Executive Officer of Ethos Management LLC, a private investment and consulting firm. From 1999 until its acquisition by JDS Uniphase Corp. (“JDSU”) in 2008, Mr. Traub served as President and Chief Executive Officer of American Bank Note Holographics, Inc. (“ABNH”), a leading global supplier of optical security devices for the protection of documents and products against counterfeiting. Following the sale of ABNH, he served as Vice President of JDSU, a global leader in optical technologies and telecommunications. In 1994, Mr. Traub co-founded Voxware, Inc., a pioneer in voice over Internet protocol communication technologies, and served as its Executive Vice President and Chief Financial Officer through 1998. From 1988 to 1994, he served as Vice President of Trans-Resources, Inc., a multi-national holding company. Mr. Traub currently serves on the boards of directors of Tidewater, Inc. (NYSE: TDW), a leading global owner and operator of offshore support vessels and Athersys, Inc. (NASDAQ: ATHX), a biotechnology company. He previously served on the boards of directors of (i) Phoenix Technologies, Inc., a supplier of the basic input output system for the personal computer industry, from 2009 until the company was sold in 2010, (ii) iPass, Inc., a provider of mobility services for Enterprises and Carriers, from 2009 to 2013, (iii) MIPS Technologies, Inc., a provider of industry standard processor architectures and cores, from 2011 until the company was sold in 2013, (iv) Xyratex Limited, a leading supplier of data storage technologies, from 2013 until the company was sold in 2014, (v) Vitesse Semiconductor Corporation, a supplier of integrated circuit solutions for next-generation carrier and enterprise networks, from 2013 until the company was sold in 2015, (vi) Athersys, Inc., a biotechnology company engaged in the discovery and development of therapeutic product candidates from 2012 to 2016 and in 2020, (vii) A. M. Castle & Co., a specialty metals distribution company from 2014 to 2016, (viii) as Chairman of the Board of MRV Communications, Inc., a supplier of communication networking equipment from 2011 until the company was sold in 2017, (viii) IDW Media Holdings, a diversified media company, from 2016 to 2018, (ix) Immersion Corporation, a leading innovator in haptics technologies, from 2018 to 2019, (x) Gulfmark, Inc., a global owner and operator of offshore support vessels from 2017 until the company merged with Tidewater, Inc. in November 2018 and (xi) as Chairman of the Board of Intermolecular, Inc. (NASDAQ: IMI), an innovator in materials sciences, from 2016 until the company was sold in 2019. He also served as the Chairman of the Board of the New Jersey chapter of both the Young Presidents Organization and the World Presidents Organization. Mr. Traub received a BA from Emory College in 1983 and an MBA from Harvard Business School in 1988. We believe Mr. Traub’s qualifications to sit on our board include his experience and expertise in managing, restructuring, rebuilding, growing and selling companies to maximize stockholder value, and his public company experience which allows him to understand the dynamics of the board overseeing a dynamic mix of strategic, financial, operational and governance-related matters.

Director Independence

Our board of directors has determined that all of the director nominees are “independent” as that term is defined in the published listing requirements of NASDAQ, except for Mr. Elyakim who is our Chief Executive Officer.

Required Vote

Pursuant to Nasdaq Rule 2251, the uncontested election of directors is no longer a routine matter and, therefore, may not be voted upon by brokers without instruction from beneficial owners. Consequently, proxies submitted by brokers for shares beneficially owned by other persons may not, in the absence of specific instructions from such beneficial owners, vote the shares in favor of a director nominee or withhold votes from a director nominee at the brokers’ discretion.

In an uncontested election, the director nominees will be elected by a majority of the shares present or represented by proxy and voting at the meeting with respect to his/her election (that is, the number of shares voted “for” that nominee exceeds the number of votes cast “against” that nominee). Virtual attendance at our annual meeting constitutes presence in-person for purposes of the vote required under our bylaws. Abstentions and broker “non-votes” will have no effect on proposal 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to our executive officers and directors as of April 1, 2020:

Name	Age	Position
Kenneth H. Traub (2)(3)	59	Chairman of the Board of Directors
Ofer Elyakim	51	Chief Executive Officer and Director
Dror Levy	47	Chief Financial Officer and Secretary
Tali Chen	43	Chief Business Officer
Shira Fayans Birenbaum	57	Director
Thomas Lacey (1)(3)	62	Director
Cynthia L. Paul (1)(2)	49	Director
Yair Seroussi (1)(2)	65	Director
Norman Taffe (1)(3)	55	Director

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nomination and corporate governance committee

Dror Levy currently serves as our Chief Financial Officer. Mr. Levy joined us in August 2002 as Corporate Controller and was promoted to the position of Vice President of Finance in January 2006 and as our Chief Financial Officer and Secretary in July 2006. Prior to joining the Company, Mr. Levy worked at Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, where he served as an account manager in the high-tech practice. Mr. Levy is a certified public accountant and holds an M.B.A. from Tel Aviv University and a B.A. in Business and Accounting from the Israeli College of Management.

Tali Chen currently serves as our Chief Business Officer. Ms. Chen joined us in 2008 as VP Human Services and Legal Affairs and held various positions within the company, including most recently as our Chief Marketing Officer from August 2018 to August 2020. Prior to joining us, Mrs. Chen was Director of Commercial Legal Affairs at RADA Electronic Industries, she served as a Major in the Israeli Defense Forces, was the founding manager of the “Atidim for Industry” program, and an intern at the IDF Ombudsman’s office. Ms. Chen holds an LLB in Law and Government with honors from the Interdisciplinary Center (IDC) of Herzliya, and an MBA from the Technion – Israel Institute of Technology.

For our directors nominated for re-election at this annual meeting, see the biographies set forth in Proposal 1 of this proxy statement.

Corporate Governance Overview

Our board of directors is committed to strong and effective corporate governance, and, as a result, it regularly monitors our corporate governance policies and practices to ensure compliance with applicable laws, regulations and rules, as well as the best practices.

Our corporate governance program features the following:

●	We have an independent chairman of the board;

●	All of our directors, other than our CEO, are independent;

●	All of our board members are up for election annually;

●	Each of our directors is elected through “majority voting;”

●	All board committees are composed solely of independent directors;

●	The average tenure of our board is 8.3 years;

●	We have enhanced diversity on our board and two of our seven board nominees are women;

●	We have a diverse board of directors with deep industry expertise;

●	Board and Chief Executive Officer succession planning is a focus and continual board discussion topic;

●	We conduct stockholder engagements as appropriate;

●	We have no stockholder rights plan in place;

●

Our board committees regularly review and update, as necessary, the committee charters, which clearly establish the roles and responsibilities of each such committee, and such charters are posted on our website for review;

●	Our board regularly has an executive session among our non-employee and independent directors before and after every board meeting;

●	The transparency of our board and committee interactions is exemplified by the ability of board members to attend all committee meetings, whether or not they are committee members;

●	Our board enjoys unrestricted access to the Company’s management, employees and professional advisers;

●	We have a code of business conduct and ethics that is reviewed regularly for best practices and is posted on our website for review;

●	We have a clear set of corporate governance guidelines that is reviewed regularly for best practices and is posted on our website for review;

●	Our second restated certificate of incorporation has no supermajority voting provisions, including no supermajority standard for the approval of a merger or a business combination;

●	We focus on employee engagement and retention;

●	We are committed to corporate and social responsibility;

●	We have a compensation recoupment policy;

●	Our insider trading policy prohibits hedging, pledging or shorting of our stock by all employees, including executive officers, and directors without written approval by the compliance officer;

●	None of our board members is serving on an excessive number of public company boards;

●	We had no related party transactions as defined by the Securities and Exchange Commission in 2020;

●	There are no family relationships among any of our directors or executive officers;

●

Our board performs an annual self-assessment, led by the chair of the nomination and corporate governance committee, to evaluate the board’s, the committees’ and each director’s effectiveness in fulfilling their respective responsibilities; and

●	We have a minimum stock ownership requirement to ensure that our directors and executive officers remain aligned with the interests of the company and our stockholders.

Board Leadership Structure

Our board of directors has a Chairman who is a non-employee director. Our Chairman is responsible for setting the agenda for board meetings, presiding over meetings of the board, facilitating communication among directors and ensuring an appropriate information flow from and between senior management to the board. Our Chief Executive Officer joined as a member of our board in May 2011. Our board of directors unanimously appointed our Chief Executive Officer to the board in consideration of the insights he brings to the board in light of his day to day leadership of the company and intimate knowledge of our business and operations.

Director Independence

Our board of directors has determined that all non-employee directors of the board, currently consisting of Messrs. Lacey, Seroussi, Taffe and Traub, and Mses. Paul and Fayans Birenbaum are “independent” as that term is defined in the NASDAQ listing standards. In making this determination, our board of directors considered transactions and relationships between each director or his/her immediate family and the company and our subsidiaries. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, our board affirmatively determined, based on its understanding of such transactions and relationships, that all of our non-employee directors are independent of the company and, therefore, a majority of the members of our board is independent, under the standards set forth by the NASDAQ listing standards.

The Board’s Role in Risk Oversight

Our board of directors engages an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full board in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for the company. Our board’s role in the company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial, legal, IT, cybersecurity and regulatory, and strategic and reputational risks. While the full board has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. For example, financial risks, including internal controls, and cybersecurity are overseen by the audit committee and risks that may be implicated by our executive compensation programs are overseen by the compensation committee. Moreover, our nomination and corporate governance committee conducts an annual board assessment and reports its findings to the full board. Upon identification of a risk, the assigned board committee or the full board discuss or review risk management and risk mitigation strategies. Additional review or reporting on enterprise risks is conducted as needed or as requested by the board or committee.

Relationships among Directors or Executive Officers

There are no family relationships among any of our directors or executive officers.

Meetings and Committees of the Board of Directors

During 2020, our board of directors met 10 times in-person meetings or telephonically. No director attended fewer than 75% of the aggregate of (i) the total number of board meetings held during the period for which he or she was a director, and (ii) the total number of committee meetings of the board held in 2020 on which he or she served. In light of the geographic dispersion of our directors, the directors’ attendance at the annual meeting of stockholders is encouraged but not required. Director attendance at each annual stockholders’ meeting will be posted on our web site at www.dspg.com. All of our directors attended the 2020 virtual annual meeting. It is also the general policy of our board that at the conclusion of each meeting of the board, the independent directors shall meet separately with no members of management present to review and discuss, among other things, the company’s strategy, performance and management effectiveness.

Compensation Committee

The compensation committee met in-person or telephonically 2 times in 2020. The compensation committee currently consists of Messrs. Seligsohn, Seroussi and Traub, as well as Ms. Paul, with Mr. Seligsohn as the Chairman since June 2020. Mr. Seligsohn will not continue after this annual meeting as he has chosen not to stand for re-election. Our board of directors has determined that all current members of the compensation committee are “independent” as that term is defined in the NASDAQ listing standards. The committee’s functions are to establish and apply our compensation policies with respect to our executive officers. Additional duties and powers of the compensation committee are set forth in its charter, which was initially adopted and approved in January 2005, and a copy of which is available on our website at www.dspg.com.

Audit Committee

The audit committee met 6 times in-person or telephonically in 2020. The audit committee currently consists of Messrs. Lacey, Seroussi and Taffe, and Ms. Paul, with Mr. Lacey as the Chairman. The committee emphasizes the importance of an environment that supports integrity in the financial reporting process. The audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors, as well as overseeing processes for monitoring auditor independence. In addition, the audit committee is responsible for (i) approving the audit and non-audit services performed by our independent auditors, (ii) communicating with independent auditors on matters related to the conduct of the audit and on critical audit matters expected to be described in the auditor’s report, (iii) overseeing the implementation of new accounting standards, (iv) reviewing the use of non-GAAP measures and related company policies and disclosure controls, and (v) reviewing and evaluating our accounting principles and our processes for and system of internal accounting controls. The audit committee also regularly review and monitor the company’s position in marketable securities and cash management. Additional duties and powers of the audit committee are set forth in its charter, which was initially adopted and approved in November 2002, and a copy of which is available on our website at www.dspg.com. The audit committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

After considering transactions and relationships between each member of the audit committee or his/her immediate family and the company and our subsidiaries and reviewing the qualifications of the members of the audit committee, our board of directors has determined that all current members of the audit committee are (1) ”independent” as that term is defined in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (2) “independent” as that term is defined in the NASDAQ listing standards; and (3) financially literate and have the requisite financial sophistication as required by the NASDAQ listing standards. Furthermore, our board of directors has determined that Mr. Lacey qualifies as an audit committee financial expert, as defined by the applicable rules of the Exchange Act, pursuant to the fact that, among other things, he has been a Chief Executive Officer of various public (and private) companies, and in those capacities had acquired the relevant experience and expertise and have the attributes set forth in the applicable rules as being required for an audit committee financial expert.

Nomination and Corporate Governance Committee

The nomination and corporate governance committee had 2 in-person or telephonically meetings in 2020. The nomination and corporate governance committee currently consists of Messrs. Lacey, Seligsohn, Taffe and Traub with Mr. Taffe as the Chairman. Mr. Seligsohn will not continue after this annual meeting as he has chosen not to stand for re-election. Our board of directors has determined that all current members of the nomination and corporate governance committee are “independent” as that term is defined in the NASDAQ listing standards. The role of the nomination and corporate governance committee’s purpose is to assist the board in all matters relating to the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the board and committees of the board, and the development, evaluation and monitoring of our corporate governance processes and principles. The committee also is responsible for developing, implementing and monitoring compliance with our code of business conduct and ethics and making recommendations to the board of revisions to the code from time to time as appropriate. Additional duties and powers of the nomination and corporate governance committee are set forth in its charter, which was initially adopted and approved in January 2005, and a copy of which is available on our website at www.dspg.com.

Compensation Committee Interlocks and Insider Participation

The compensation committee currently consists of Messrs. Seligsohn, Seroussi and Traub, as well as Ms. Paul, with Mr. Seligsohn as the Chairman. Mr. Seligsohn will not continue after this annual meeting as he has chosen not to stand for re-election. No member of this committee is a present or former officer or employee of the company or any of our subsidiaries. None of our executive officers served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board or compensation committee.

Qualifications of Directors

Our board of directors has not established any special qualifications or any minimum criteria for director nominees. In considering candidates for the board, the nomination and corporate governance committee will consider board composition regulations applicable to the company, as well as the entirety of each candidate’s credentials, regardless of the nominee’s gender, racial background, religion or ethnicity. However, as specified in the charter for the nomination and corporate governance committee, the committee will consider certain qualifications such as the nominee’s personal and professional integrity, ability, judgment, broad experience in business, finance or administration, familiarity with our industry, ability to serve the long-term interests of our stockholders and sufficient time available to devote to our affairs. The nomination and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective director nominees. The committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our board to fulfill its responsibilities. The nomination and corporate governance committee will also use its best efforts to seek to ensure that the composition of our board of directors at all times adheres to the independence requirements applicable to companies listed on NASDAQ, as well as other regulatory requirements applicable to us.

Diversity of the Board

Our board of directors considers the diversity of directors in its nomination process and is committed to actively seeking women and minority director candidates for consideration. The committee seeks nominees with a broad diversity of experience, professions, education, skills, geographic representation, gender, ethnicity and backgrounds with a view to have a slate of candidates for election that represents a diversity of views, experiences and backgrounds. Furthermore, the nomination and corporate governance committee considers the board composition regulations applicable to the company. Currently two of the seven board nominees are women.

Board Tenure

Our board of directors is mindful that an effective board requires the infusion of new ideas and fresh perspectives in the boardroom. As part of our board’s succession planning, the nomination and corporate governance committee and our board regularly review the composition of the board and assess the balance of knowledge, experience, skills, expertise, tenure and diversity that is appropriate for the board and the company. The average tenure of our board is 8.3 years. Please see each board members’ biography for a listing of their qualifications and contributions to our board.

Director Annual Evaluation

It is important to the company that the board and its committees are performing effectively and in the best interests of the company and its stockholders. The board performs an annual self-assessment, led by the chair of the nomination and corporate governance committee, to evaluate its effectiveness in fulfilling its obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of the board, the committees and other directors. The chair of the nomination and corporate governance committee consults with the Chairman of the board and other directors, and the board then considers the feedback and takes such further action as the board deems appropriate.

Director Nomination Process

We do not have a formal director nomination process.

Continuing Directors

Generally, the nomination and corporate governance committee identifies nominees by first evaluating the current members of the board willingness to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for renomination. The nomination and corporate governance committee will balance the value of continuity of service by existing members of the board with that of obtaining a new perspective.

New Directors

Generally, once a need to add a new board member is identified, the nomination and corporate governance committee will initiate a search by working with staff support, seeking input from board members and senior management and, if necessary, hiring a consultant or search firm. After a slate of possible candidates is identified, members of the nomination and corporate governance committee, other members of the board and senior management have the opportunity to interview the prospective candidate(s). The remaining members of the board who do not interview the prospective candidate(s) are kept informed of the progress. A potential new director also may be recommended by a current director, after which the input of the nomination and corporate governance committee and the other members of the board on the merits of his or her appointment to the board would be sought. The nomination and corporate governance committee ultimately recommends the best candidate(s) the committee members determine after the selection process for approval by the full board.

Stockholder Engagement

Our board of directors and management focus on creating long-term, sustainable stockholder value. Key to this goal is stockholder engagement at conferences and in one-on-one meetings to discuss our financial performance, corporate governance practices, executive compensation programs and other matters. Our conversations with stockholders allow us to better understand our stockholders’ perspectives and provide us with useful feedback to calibrate our priorities.

Following the results of the advisory, non-binding vote on the compensation of our named executive officers held at our 2018 annual meeting of stockholders, we launched a comprehensive stockholder engagement program to gain a better understanding of our stockholders’ concerns and to identify areas for improvement within our executive compensation program. The compensation committee considered the prior stockholder feedback in devising the executive officer compensation program for 2020.

Communications with the Board

Our board of directors believes that full and open communication between stockholders and members of our board is in our best interests and the best interests of our stockholders. Stockholders can contact any director or committee of the board by writing to the Chairman of the nomination and corporate governance committee, c/o DSP Group, Inc., 2055 Gateway Place, Suite 480, San Jose, California 95110. The Chairman of the nomination and corporate governance committee will determine the extent to which such stockholder communications should be disseminated to other members of the board and what response, if any, should be made to such communications. Comments or complaints relating to our accounting, internal accounting controls or auditing matters may be referred directly to our audit committee by writing to the Chairman of the audit committee, c/o DSP Group, Inc., 2055 Gateway Place, Suite 480, San Jose, California 95110.

Stockholder Proposals

The nomination and corporate governance committee will consider stockholder proposals properly submitted to us, including recommendations of qualified director nominee(s), in accordance with the procedures set forth below. In order to have a proposal considered by the nomination and corporate governance committee for the 2022 annual meeting, a stockholder must submit its proposal and other relevant information in writing to the attention of our Secretary at our principal executive offices no later than January 7, 2022. With respect to general stockholder proposals, the stockholder must submit the following relevant information: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on our books, of the stockholder proposing such business, (iii) the class and number of shares of our common stock which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, (v) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below), whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of our common stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of our common stock (each, a “Relevant Hedge Transaction”), (vi) as to the stockholder giving the notice and any Stockholder Associated Person, to the extent not set forth pursuant to the immediately preceding clause, (a) whether and the extent to which such stockholder or Stockholder Associated Person has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to our common stock, whether or not such instrument or right shall be subject to settlement in the underlying common stock or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of our common stock (a “Derivative Instrument”), (b) any rights to dividends on our common stock beneficially owned by such stockholder that are separated or separable from the underlying shares of our common stock, (c) any proportionate interest in shares of our common stock or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a partner or, directly or indirectly, beneficially owns an interest in a partner and (d) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of our common stock or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date); and (vii) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 in his or her capacity as a proponent to a stockholder proposal. A “Stockholder Associated Person” of any stockholder means (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of our common stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person. Subject to any exclusions permitted by applicable law, only stockholder proposals submitted in accordance with the above requirements will be presented at any annual meeting. The chairman of the meeting may, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and, if he should so determine, he may so declare at the meeting that any such business not properly brought before the meeting will not be transacted.

With respect to recommendations of director nominee(s), the stockholder must submit the following relevant information in writing to the attention of our Secretary at our principal executive offices no later than January 7, 2022: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of our common stock which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) the information set forth in the above paragraph relating to general stockholder proposals. Once the nomination and corporate governance committee receives the stockholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the nomination and corporate governance committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated.

The nomination and corporate governance committee will not evaluate candidates differently based on who has made the proposal. The committee will consider candidates for the board from any reasonable source, including stockholder recommendations. The committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms were used for the slate of director nominees at this annual meeting, and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year.

Greater detail about the submission process for stockholder proposals are set forth in our bylaws, a copy of which may be obtained by making a written request to our Secretary at the address of our principal executive offices.

We have not received a director nominee recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

Cybersecurity and Data Protection

We take various measures to ensure the integrity of our systems, including implementation of security controls and regular training of our employees with respect to measures we can take to thwart cybersecurity attacks. While the full board has the ultimate oversight responsibility, our audit committee review the risk management processes relating to cybersecurity on a regular basis. Further, all of our employees are trained at least annually on our information security procedures.

Human Capital Management

Company culture is critical to our business and long-term success. Our engagement with our employees, as well as the reward principles we apply to compensation and promotion decisions and our various talent development initiatives, reinforce our commitment to a positive company culture. Our board of directors periodically reviews management succession. More broadly, the board is regularly updated and consulted on key talent hires, as well as the company’s human capital strategy. This strategy is continuously refined based on business initiatives and the overall environment for talent in the United States and Israel. See additional detailed in the section below entitled “Environmental, Social and Governance.”

Code of Business Conduct and Ethics

Our board of directors initially adopted a code of business conduct and ethics in July 2003. This code applies to all of our employees and is posted on our web site at www.dspg.com. The code satisfies the requirements under the Sarbanes-Oxley Act of 2002, as well as NASDAQ rules applicable to issuers listed on NASDAQ. The code, among other things, addresses issues relating to conflicts of interests, including internal reporting of violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the code is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. Any waivers to the code with respect to our executive officers and directors may be granted only by the audit committee. Any waivers to the code with respect to the remainder of the employees may be granted by the corporate compliance officer, which is currently our Chief Financial Officer. Any waivers to the code and any amendments to the code applicable to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller or persons performing similar functions, will be posted on our web site. Our audit committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. See additional detailed in the section below entitled “Environmental, Social and Governance.”

Corporate Governance Guidelines

Our board of directors initially adopted a set of corporate governance guidelines in January 2011 and has periodically updated these guidelines. The guidelines set forth the practices our board follows with respect to, among other things, the composition of the board and board committees, director responsibilities, director continuing education and performance evaluation of the board. The guidelines are posted on our web site at www.dspg.com.

Environment, Social and Governance

We are committed to being a responsible corporate citizen in advancing environmental, social and governance initiatives. We endeavor to protect the environment by conserving energy and material resources. Our social commitment is reflected through our employees and our corporate culture, as well as in our Labor & Human Rights Policy and Conflicts Mineral Policy. We strive to advance diversity and inclusion through talent acquisition programs to attract, retain and develop a diverse, highly skilled work force. We endeavor to create a culture of innovation and inspiration where employees feel a strong sense of community and collective pride in the company’s success. With respect to governance, our strong corporate governance policies are noted throughout this proxy statement.

Environment

We are committed to operate our business sustainably, recognizing our environmental responsibility to our customers, stockholders, suppliers, employees and society at large. We strive to act in an environmentally responsible manner by promoting and managing recycling programs to reduce waste in our offices, retrofitting our office spaces for energy efficiency, using energy efficient lighting, enabling our employees to work from home, as well as promoting video conferencing to reduce work-related travel. We recognize that this is a constant commitment, and we endeavor to improve the environmental sustainability of our operations continually.

Social

We recognize that our employees and other key stakeholders are vital to our success. Our organizational culture is open, interactive and team-oriented. We strive to advance diversity and inclusion through various talent acquisition programs to attract, retain and develop a diverse, highly-skilled work force. Particularly, we are committed to equal opportunity employment and strive to reflect the diversity of the communities where we do business. We invest in building diverse talent pools and providing training to improve skill levels, where appropriate. We are actively trying to improve gender diversity, both at the board level and within the workforce. We are actively trying to improve gender diversity within the workforce. We are committed to continuing to raise awareness amongst women, both inside and outside the company, about the exciting opportunities available to them at the company and to encourage them to embark on a career with us.

Furthermore, we strive to uphold strong business ethics, as well as the labor and human rights of our employees, suppliers, managers, directors and other key stakeholders. We respect international human rights and labor standards. We are committed to fair and decent workplace values and treating our employee and non‐employee workers with dignity, fairness and respect. This philosophy is exemplified in our Labor & Human Rights Policy, the major tenets of which are:

●

Fair and Transparent Business Ethics: Pursuant to our Code of Business Conduct and Ethics, we strive to ensure that all of our employees and those acting on our behalf are aware of the standards of ethical behavior and integrity that are expected of them in their business dealings with us to ensure, among other things, the ethical handling of actual or apparent conflicts of interest, compliance with applicable governmental laws, rules and regulations, and accountability for adherence with the code.

●

Non-Discrimination: We uphold a strict policy of non‐discrimination in the workplace, including ensuring a workplace that is free of harassment. We do not engage in any forms of discrimination based on race, color, age, gender, sexual orientation, gender identity and expression, ethnicity or national origin, disability, pregnancy, religion, political affiliation, union membership, veteran status, protected genetic information or marital status in our hiring and employment practices, including wages, promotions, rewards and access to training. All of our employees are provided with reasonable accommodations for exercising their religious practices.

●

Compliance with Labor Laws: We are committed to upholding for our employees and suppliers all relevant labor laws in our countries of operation. We prohibit forced or compulsory employment or labor, and child labor.

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Employee Safety: We are also committed to a respectful work environment free of physical and verbal harassment. We work to minimize the risks associated with the tasks our employees perform, and we take our responsibility for our employees’ health and safety very seriously. We work to identify, assess and prepare for any emergency situation in order to minimize impact to our employees and improve response times.

As outlined in our Conflicts Mineral Policy, we also are committed to ethical sourcing and work to ensure that our relevant suppliers uphold humane employment and sourcing practices. This policy outlines our commitment to sourcing our products responsibly and our expectation of suppliers to source materials from responsible sources. We have designed our conflict minerals reporting efforts to comply with the requirements of the Dodd‐Frank Wall Street Reform and Consumer Protection Act. As such, we conduct due diligence on our supply chain according to the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict‐Affected and High‐Risk Areas.

Our board of directors is actively engaged in human capital management. Our board periodically reviews management succession plans. More broadly, the board is regularly updated and consulted on key talent hires, as well as the company’s human capital strategy. This strategy is continuously refined based on business drivers and the overall environment for talent.

Governance

With respect to corporate governance, as noted in this proxy statement, our board of directors is composed of all independent directors except for our Chief Executive Officer. We have annual director elections, based on a majority voting standard. We have director and executive officer stock ownership requirement and a prohibition on pledging and hedging of our stock. Our board has executive sessions generally after all board meetings and our nomination and corporate governance committee conducts annual board evaluations. We have various stockholder protections, including voting rights for all shares, no poison pill and no supermajority voting provisions. We have a culture of high integrity and business ethics that includes policies documented in our Code of Business Conduct and Ethics. We have procedures to address compliance and ensure awareness of our policies and expectations for ethical behavior. See additional details about our corporate governance policies under the section titled “Corporate Governance Overview” as illustration of our board’s commitment to strong and effective corporate governance.

Workforce and COVID-19

Our commitment to our employees and our organization’s culture became even more important as we responded to the challenges of the COVID-19 pandemic. Like many companies around the world, we facilitated the majority of our employees to work from home and have since adopted a hybrid model that provides flexibility to each employee’s circumstances. We recognize all of our employees’ needs and concerns, and have adopted flexible working arrangements to ensure they remain in good health and secure in the knowledge that they have the full support of the company and its resources. We arranged for technical support and various office supplies to be delivered to employees to enable the best work-from-home environment to ensure productivity and wellbeing. We use a range of technologies, including Zoom, Microsoft Teams and Skype, to communicate with our employees, conduct welfare activities, provide online training and recruit new employees. Through the hard work and dedication of our employees, our business continuity is solid.

Cybersecurity and Data Protection

We take various measures to ensure the integrity of our systems, including implementation of security controls and regular training of our employees with respect to measures we can take to enable us to thwart cybersecurity attacks. While the full board has the ultimate oversight responsibility, our audit committee review the risk management processes relating to cybercurity on a regular basis. Further, all of our employees are trained at least annually on our information security procedures.

No Supermajority Vote on Approval of Mergers or Other Business Combinations

Our corporate governance documents do not contain a supermajority standard for the approval of a merger or a business combination. Such transactions require the affirmative vote of a majority of the outstanding shares.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of April 16, 2021, by (i) each stockholder known to us to own beneficially more than 5% of our common stock; (ii) each of our directors as of April 16, 2021; (iii) the named executive officers; and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the address of each of the executive officers and directors is c/o DSP Group, Inc., 2055 Gateway Place, Suite 480, San Jose, California 95110.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting power and/or investment power with respect to securities. The percentages are based on 24,226,782 shares of our common stock outstanding as of April 16, 2021. Shares of common stock subject to options, stock appreciation rights or restricted stock units currently exercisable or exercisable within 60 days of April 16, 2021 are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the stock options, stock appreciation rights or restricted stock, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated by footnote, we believe that the persons named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated.

Name of Beneficial Owner	Shares Beneficially Owned	Approximate Percent Beneficially Owned	Options and Restricted Stock Units Included in Shares Beneficially Owned
BlackRock, Inc. (1) 55 East 52nd St. New York, NY 10022	3,567,613	14.70%	-

Senvest Management, LLC (2) 540 Madison Avenue, 32nd floor New York, NY 10022	1,759,345	7.26%	-

The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	1,501,034	6.20%	-

Ofer Elyakim	663,848	2.71%	10,625

Dror Levy	30,063	*	6,313

Name of Beneficial Owner	Shares Beneficially Owned	Approximate Percent Beneficially Owned	Options and Restricted Stock Units Included in Shares Beneficially Owned
Tali Chen	110,087	*	9,501

Shira Fayans Birenbaum	-	*	-

Thomas A. Lacey	149,920	*	40,000

Cynthia L. Paul (4)	566,144	2.30%	6,000

Gabi Seligsohn	27,420	*	-

Yair Seroussi	62,420	*	39,000

Norman Taffe	107,020	*	70,000

Kenneth H. Traub	159,573	*	100,000

All directors and executive officers as a group (10 persons)	1,876,495	7.66%	281,439

*	Less than 1%

(1)

Based on a Schedule 13G/A filed by BlackRock, Inc. on January 26, 2021, with the Securities and Exchange Commission, reporting beneficial ownership as of December 31, 2020. The Schedule 13G/A reported aggregate beneficial ownership sole of 3,567,613 shares.

(2)

Based on a Schedule 13G/A filed jointly by Richard Mashaal and Senvest Management, LLC on February 12, 2021 with the Securities and Exchange Commission, reporting beneficial ownership as of December 31, 2020. The Schedule 13G/A reported aggregate beneficial ownership of 1,759,345 shares.

(3)

Based on a Schedule 13G/A filed by The Vanguard Group on February 10, 2021, with the Securities and Exchange Commission, reporting beneficial ownership as of December 31, 2020. The Schedule 13G/A reported aggregate beneficial ownership of 1,501,034 shares.

(4)	Includes 541,724 shares of common stock held indirectly through partnerships controlled by Ms. Paul.

Equity Compensation Plan Information

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2020.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,583,902	$2.01	1,588,135
Equity compensation plans not approved by security holders (2)	66,807	$10.98	30,840
Total	1,650,709	$2.37	1,618,975

(1)	The amount includes 562,649 shares of common stock available for future issuance under our 1993 Employee Stock Purchase Plan as of December 31, 2020.

(2)	The Amended and Restated 1998 Non-Officer Employee Stock Option Plan (the “1998 Plan”) was not previously approved by our stockholders.

Amended and Restated 1998 Non-Officer Employee Stock Option Plan

Our board of directors adopted the 1998 Plan in November 1998. As of December 31, 2020, 9,489,049 shares of common stock were granted and 30,840 shares of common stock remained available for grant. The board of directors, or a committee designated by the board of directors, administers the 1998 Plan. The administrator has the sole discretion to interpret any provision of the 1998 Plan, and to determine the terms and conditions of awards of non-qualified stock options or stock appreciation rights under the 1998 Plan. Options and stock appreciation rights currently may be granted to our employees and employees of any of our subsidiaries. Officers may not be granted options or stock appreciation rights under the 1998 Plan. The material features of the 1998 Plan are summarized below.

Term. The term of each option or stock appreciation right shall be stated in the applicable option or stock appreciation right agreement.

Exercise Price or Base Appreciation Right. The exercise price per share of common stock for an option and the base appreciation amount for a stock appreciation right shall be determined by the administrator.

Vesting. Each option or stock appreciation right shall vest in accordance with a schedule as determined by the administrator.

Early Exercise. An option may include a provision whereby the participant may elect to exercise any part or all of the option prior to vesting of the option. Any unvested shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or any other restriction the administrator determines to be appropriate.

Transferability. Options and stock appreciation rights are transferable to the extent provided in the applicable option agreement or stock appreciation right agreement.

Termination of Employment. A participant may not exercise an option or stock appreciation right after the termination of the participant’s employment, director or consulting relationship with us or with any of our subsidiaries, except to the extent specified in the applicable option or stock appreciation right agreement. Where the option or stock appreciation right agreement permits the exercise of the option or stock appreciation right following termination of the participant’s employment or other service relationship with us or any of our subsidiaries, the option or stock appreciation right shall terminate to the extent not exercised on the last day of the specified period or the last day of the term of the option or stock appreciation right, whichever occurs first.

Acquisition of the Company. If we are acquired whether by sale, transfer of assets, merger or similar transaction, the administrator shall have the authority to provide for the full automatic vesting and exercisability of one or more outstanding unvested options or unvested stock appreciation rights under the 1998 Plan on such terms and conditions as the administrator may specify.

Amendment and Termination of the Plan. The 1998 Plan will continue until it is terminated by the board of directors. The board may amend the 1998 Plan at any time or from time to time or may suspend or terminate it, without approval of the stockholders, except as required by law. However, no action by the board of directors or stockholders may alter or impair any option or stock appreciation right previously granted under the 1998 Plan. No option or stock appreciation right may be granted during any suspension of or after termination of the 1998 Plan.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Overview of Compensation Philosophy and Objectives

We operate in a very competitive, dynamic and challenging industry. Our compensation policy, as established by the compensation committee of our board of directors, is designed to attract, motivate and retain highly talented individuals who will contribute to our long-term success, reward our executive officers who contribute to our positive financial performance and provide a strong link between our executive officers’ compensation and long-term interests of our stockholders. We believe our compensation policy should be set in a manner that motivates our executive officers to manage the company for optimal operating performance and market positioning, as well as strive for growth opportunities; thereby returning long term value to stockholders. This is especially relevant as the company is transforming its business from cordless telephony to the new Internet of Audio Things or “IoAT” business initiatives, including the promotion of our Unified Communications, SmartVoice and SmartHome products, all of which have broader market opportunities, higher growth potential and higher gross margins. The compensation committee wants to motivate the executive officers to continue to position the company for future growth through the expansion of IoAt business initiatives. As a result, in recent years, the performance-based executive bonus plans that our executive officers participate in have a component of goals associated with non-cordless revenues, penetration of new markets that open new market opportunities for the company and strategic initiatives such as the SoundChip S.A. acquisition. We believe the structure of our performance-based executive bonus plans provide the appropriate incentives to drive positive financial results, as evidenced by the fact that since 2018, the company’s revenues from its IoAT business initiatives have accounted for a majority of its revenues, and the company achieved record gross margins in 2020.

The various compensation levels for our executive officers are set based on the scope of their responsibilities and performance. Our policy for allocating between fixed and performance-based compensation is to ensure adequate base salary to attract and retain key personnel, while providing them incentives to maximize long-term value for our company and stockholders. Additionally, the executive officers’ total annual cash compensation should vary with the company’s performance, and specifically, the higher an executive officer’s level of responsibility within the company, the greater the weighting on performance-based pay.

The compensation committee, which is comprised solely of independent, non-employee board members, has the authority and responsibility to establish the overall compensation strategy for the company, including reviewing, analyzing and approving the compensation structure for our Chief Executive Officer, other executive officers and other key employees each year. The compensation committee also has the authority and responsibility of administering our incentive compensation and benefit plans, 401(k) plan and employee stock purchase plan. The compensation committee regularly updates our board of directors. Messrs. Seligsohn, Seroussi and Traub, and Ms. Paul were the members of the compensation committee in 2020 with Mr. Seligsohn serving as its Chairman.

Executive Compensation Practices at a Glance

What We Do	What We Do Not Do

Pay for Performance under Our Executive Bonus Plan and Rigorous Goals: We link pay to performance and stockholder interests by establishing annual executive bonus plans based on financial metrics and strategic performance goals established in advance by the compensation committee. Such performance goals are rigorous.

No “Single Trigger” Severance Payments or Golden Parachute Arrangements: We do not have “single trigger” severance payments owing solely on account of the occurrence of a change of control event. We do not have any golden parachute arrangements.

PSU Grant to Our CEO: A significant portion of the CEO’s 2020 long-term incentive awards was in the form of performance-based stock units (“PSUs”) that vest based solely on the company’s performance of goals and objectives set in advance by the compensation committee. We believe the goals and objectives under the PSU grant are rigorous.

No Guaranteed or Uncapped Bonuses: We do not provide guaranteed minimum bonuses and have formal caps on our annual executive bonus plan and CEO PSU grant.

EBITDA Goal as a Component of Performance-Based Bonus Plan: Our compensation committee believes that EBITDA is an important business metric that measures the company’s operating income which is an important indicator of the company’s financial performance.

No Tax Gross-Ups: We do not provide tax gross-ups.

No Bonus based on Performance-Based Criterion if EBITDA Goal Is Not Met: Notwithstanding the achievement of the other performance-based criterion under the executive bonus plans, our compensation committee has determined that no bonus would be payable to either of the executive officers, except for the 20% portion that is within the discretion of the compensation committee, if the company fails to meet the specified EBITDA goal under the plans.

No Re-Pricing of Equity Awards: Our equity plans prohibit repricing of equity awards without stockholder approval.

Compensation Recoupment Policy: Our policy may require an executive officer, or other key employees as our board deems appropriate, in the event of a financial restatement, due to gross negligence or willful misconduct, to reimburse the company with respect to any incentive compensation (including cash and equity awards) received during the past three years that is in excess of that which would have been received if such compensation had been based upon the financial statements as so restated.

No Nonqualified Defined Contribution or Other Deferred Compensation Plan. We do not have any such plans.
Stock Ownership Guidelines: Our executive officers and directors are subject to minimum stock ownership guidelines tied to a multiple of their respective annual base salaries or board retainers.

No Special Perquisites or Retirement Benefits: We do not provide special perquisites or retirement benefits to our Israeli executive officers that are not generally made available to all of our Israeli employees.

Capped Incentives under Our Annual Executive Bonus Plan and CEO PSU Grant. Our annual executive bonus plans have caps on the maximum payouts. Similarly, our CEO PSU grant is capped at the number of PSUs.

No Pledging of Company Securities: Our executive officers and directors are prohibited from engaging in any pledging transaction with respect to company equity securities without written approval by the compliance officer under our insider trading policy.

Equity Awards Generally Four-Year Vesting. Other than CEO PSU grants, all of our equity award grants to our executive officers are subject to a four year vesting schedule.

No Hedging in Company Securities: Our employees, including executive officers, and directors are prohibited from engaging in any hedging transaction with respect to company equity securities without written approval by the compliance officer under our insider trading policy.

Conservative Approach on Base Salary Increases. We align base salaries with strong pay-for-performance orientation and market survey information. Until 2017, our executive officers had a base salary freeze for four years. Base salary did not increase in 2018 or 2019. At the start of 2020, the compensation committee approved a 8% increase to Mr. Elyakim’s base salary in comparison to his 2019 base salary. However, our executive officers agreed to a voluntary base salary reduction for 3 months in 2020 in response to COVID-19.

Thorough Compensation Risk Assessment: Our compensation committee conducts an annual assessment of the company’s executive and broad-based compensation programs to ensure prudent risk management.
Compensation Committee Independence and Experience: Our compensation committee is comprised solely of independent directors who have extensive experience.
Independent Compensation Advisor: Our compensation committee has the authority to select and engage its own independent advisor and has done so periodically.

Role of Chief Executive Officer in Compensation Decisions

Mr. Elyakim, our Chief Executive Officer, reviews the performance of each executive officer (other than himself) and provides recommendation to the compensation committee. The assessment by Mr. Elyakim of the performance of each executive officer, and the individual and corporate performance of each executive officer and his conclusions thereon, including with respect to salary adjustments and annual award amounts, are then presented to the compensation committee in connection with the committee’s annual review of each executive officer’s total compensation. While the committee considers Mr. Elyakim’s recommendations, it independently evaluates the recommendations and makes all final compensation decisions.

Role of Compensation Consultants in Compensation Decisions

The charter of the compensation committee authorizes the committee to engage the services of consultants to assist in the determination of the compensation of our executive officers and directors. Given that the compensation committee engaged the services of Compensia, Inc. to update and provide the committee with general comparative information about executive officer compensation practices, including peer company performance-based equity programs, and also engaged the services of Zviran, Israel’s leading compensation consulting firm, to review base salary, annual bonuses and annual equity award information for executive officers resident in Israel, each in relation to the determination of the 2019 executive compensation program, the committee did not engage the services of any independent compensation consultant in its determination of the 2020 executive compensation program.

Principal Elements of Executive Compensation

Compensation of our executive officers consists of three principal components: base salary, performance-based annual bonus, and long-term incentive compensation consisting of grants of restricted stock units (“RSUs”) and PSUs. The overall compensation of our executive officers is set by the compensation committee, in consultation with the board of directors, after an annual review of each executive officer’s performance and contributions to the long-term success of the company, as well as the overall performance of the company during the prior year.

Base Salary

When setting base salary levels, the compensation committee considers competitive market conditions, the company’s and individual executive’s performance for the then completed year and any promotion or other change in job responsibility. There were no increases to the annual base salaries of each of Messrs. Elyakim and Levy in 2018 or 2019. At the start of 2020, the compensation committee approved a 8% increase to Mr. Elyakim’s base salary in comparison to his 2019 base salary. Our executive officers agreed to a voluntary base salary reduction of 20% for Ms. Chen and Mr. Levy and 30% for Mr. Elyakim for three months in 2020 in response to COVID-19.

Annual Performance-Based Bonus Plan

In February 2020, the compensation committee approved the 2020 performance-based bonus plan applicable for our Chief Executive Officer and Chief Financial Officer. Performance for the plans is measured from January 1, 2020 to December 31, 2020. Pursuant to the plans, the payment of bonuses is based upon the company’s achievement of four separate components, three of which are based on business objectives (revenue, non-GAAP gross margin and EBITDA) and one is at the discretion of the compensation committee. Weighting of the components differs based on the executive officers’ responsibilities; however, no bonus is payable for achievement of the business objective components if the company’s 2020 EBITDA (excluding any non-recurring charges to be determined by the compensation committee which for 2020 the committee determined that there were none), was less than $3.0 million. The compensation committee retained the discretionary component in the 2020 performance-based bonus plans because the committee believes it is important to incentivize the executive officers to position the company for future success and such initiatives may not necessarily be reflected in the quantitative financial goals in any given year. Additionally, the committee wants the flexibility to consider payment of a bonus based on the achievement of a target which was not part of the original performance-based bonus criteria but is of critical importance to the positioning of the company for future success and stockholder value enhancement. The compensation committee applies rigorous analysis in assessing performance against these criteria when determining how much, if any, discretionary bonus is to be paid.

The caps for the bonus payout under the plan are 2.0x the Chief Executive Officer’s annual base salary and 1.4x the Chief Financial Officer’s annual base salary.

Other than under circumstances whereby there is a change of control transaction involving the company, or termination of employment under specified circumstances as set forth in the employment agreement, payment of bonuses (if any) under the plans is to be made in 2020. Any such bonuses would be paid in cash in a single lump sum, subject to payroll taxes and tax withholdings.

In the event of termination of employment of the Chief Executive Officer or Chief Financial Officer during 2020 without Cause, (as defined in their respective employment agreement) by (i) either one of them (X) after complying with the advance notice provision in his respective employment agreement the bonus under their respective plan would have been determined on the following basis: (a) all numbers under the “Target” column of the plan would have been reduced by a percentage equal to the percent of the year remaining after the date of termination of employment, (b) all non-numerical requirements under the “Target” column of the plan would have remained unchanged, (c) the 1.0 and 2.0 multiplier for the Chief Executive Officer and the 0.7 and 1.4 for the Chief Financial Officer under the “Target” column of the plan would have been multiplied by their respective annual base salary for the part of the year prior to the date of termination of employment, and (d) the bonus payable under the discretionary bonus component would have been 40% and 28% of the annual base salary of the Chief Executive Officer and Chief Financial Officer, respectively. In the event of a “change of control” (as defined in their respective employment agreements), the Chief Executive Officer and Chief Financial Officer would have been entitled to an annual bonus at target of 1.0 and 0.7, respectively.

Chief Executive Officer

Weight	Objective	Target	Payout
35%	Revenues	0 if Actual Revenue <=85% of $125 million ($106 million) 1.0 if Actual Revenue =100% of $125 million 2.0 if Actual Revenue >=110% of 125 million ($137 million)	Payout is linear between points
22.5%	Non-GAAP Gross Margin	0 if Actual Non-GAAP GM <=50.5% 1.0 if Actual Non-GAAP GM =52% 2.0 if Actual Non-GAAP GM >=53.5%	Payout is linear between points
22.5%	EBITDA	0 if EBITDA <=$3.8 million 1.0 if EBITDA =$7.8 million 2.0 if EBITDA >=$11.8 million	Payout is linear between points
20%	Compensation Committee Discretion

Committee will apply its discretion based primarily on its evaluation of how management has performed in positioning the company for future success and stockholder value enhancement. The discretionary bonus is in the range of 0% to 40% of annual salary.

Chief Financial Officer

Weight	Objective	Target	Payout
35%	Revenues	0 if Actual Revenue <=85% of $125 million ($106 million) 0.7 if Actual Revenue =100% of $125 million 1.4 if Actual Revenue >=110% of 125 million ($137 million)	Payout is linear between points
22.5%	Non-GAAP Gross Margin	0 if Actual Non-GAAP GM <=50.5% 0.7 if Actual Non-GAAP GM =52% 1.4 if Actual Non-GAAP GM >=53.5%	Payout is linear between points
22.5%	EBITDA	0 if EBITDA <=$3.8 million 0.7 if EBITDA =$7.8 million 1.4 if EBITDA >=$11.8 million	Payout is linear between points
20%	Compensation Committee Discretion

Committee will apply its discretion based primarily on its evaluation of how management has performed in positioning the company for future success and stockholder value enhancement. The discretionary bonus is in the range of 0% to 28% of annual salary.

2020 Performance-Based Bonus Plan Payment

In January 2021, the compensation committee approved a payment of $130,000 and $100,000 to each of Messrs. Elyakim and Levy, respectively, pursuant to the terms of the 2020 performance-based bonus plan.

Mr. Elyakim’s bonus was calculated as follows:

Weight	Objective	Calculation	Payout
35%	Revenues	Threshold for the revenue goal was $106 million and the 2020 Revenue Target was $125 million. Actual 2020 revenues were $114.5 million.	Revenue score = 44% Weighted score = 44% x 35% =15.4% Payout was $56,000
22.5%	Non-GAAP Gross Margin	Threshold for the non-GAAP gross margin goal was 50.5% and the 2020 non-GAAP gross margin goal was 52%. Actual 2020 non-GAAP gross margin was 51.4%.	Non-GAAP gross margin score = 60% Weighted score = 22.5% x 60%=13.5% Payout was $48,000
22.5%	EBITDA	Threshold for the EBITDA goal was $3.8 million and the 2020 EBITDA Goal was $7.8 million. Actual 2020 EBITDA was $5.1 million.	EBITDA score = 33% Weighted score = 22.5% x 33%= 7.4% Payout was $26,000
20%	Compensation Committee Discretion

Committee will apply its discretion based primarily on its evaluation of how management has performed in positioning the company for future success and stockholder value enhancement. The discretionary bonus is in the range of 0% to 40% of annual salary.

None

Mr. Levy’s bonus was calculated as follows:

Weight	Objective	Calculation	Payout
35%	Revenues	Threshold for the revenue goal was $106 million and the 2020 Revenue Target was $125 million. Actual 2020 revenues were $114.5 million.	Revenue score = 31% Weighted score = 31% x 35%=10.9% Payout was $30,000
22.5%	Non-GAAP Gross Margin	Threshold for the non-GAAP gross margin goal was 50.5% and the 2020 non-GAAP gross margin goal was 52%. Actual 2020 non-GAAP gross margin was 51.4%.	Non-GAAP gross margin score = 42% Weighted score = 22.5% x 42% = 9.5% Payout was $26,000
22.5%	EBITDA	Threshold for the EBITDA goal was $3.8 million and the 2020 EBITDA Goal was $7.8 million. Actual 2020 EBITDA was $5.1 million.	EBITDA score = 23% Weighted score = 22.5% x 23%= 5.2% Payout was $14,000
20%	Compensation Committee Discretion

Committee will apply its discretion based primarily on its evaluation of how management has performed in positioning the company for future success and stockholder value enhancement. The discretionary bonus is in the range of 0% to 40% of annual salary.

80% of target 80% x 0.7=56% Weighted score = 20% x 56%= 11.2% Payout was $30,000

In determining the bonus payout to each of Messrs. Elyakim and Levy for 2020, the compensation committee members discussed the company’s financial results in consideration of COVID-19, management’s operational efficiencies, the company’s ability to penetrate strategic customers notwithstanding challenges associated with COVID-19 and the potential long-term positive impact of such strategic customer wins. The committee further discussed the challenges and disappointments with respect to other aspects of the company’s business in 2020, including the fact that the company failed to achieve budget. The committee then considered all aspects of each of Messrs. Elyakim and Levy’s personal performance.

With respect to Mr. Levy, the committee determined that the appropriate weighting for the discretionary portion of the bonus under the 2020 performance-based bonus plan was 80% of the discretionary portion. The committee noted the significant impact Mr. Levy had on maintaining operational performance while carefully managing expenses, as well as his critical role in the Soundchip acquisition.

In discussing the discretionary portion of the bonus under the 2020 performance-based bonus plan for Mr. Elyakim, the committee noted that such discretionary portion was to be based primarily on the committee’s evaluation of how Mr. Elyakim performed in positioning the company for future success and stockholder value enhancement. The committee determined that Mr. Elyakim’s performance reflected an over-achievement of the company’s strategic objectives, which have a clear impact on the company’s future success and stockholder value enhancement. Moreover, the decision to grant Mr. Elyakim 80,000 PSUs (as further discussed below), which reflected such over-achievement, compensated Mr. Elyakim well for these significant accomplishments. Therefore, the committee determined not to provide a discretionary bonus to Mr. Elyakim under the 2020 performance-based bonus plan.

Tali Chen’s 2020 Bonus Plan. Ms. Chen became an executive officer of the company in September 2020. As a result, the 2020 executive performance-based bonus plan did not include her and her more simplied 2020 bonus plan was reflective of her position as an non-executive officer. Ms. Chen’s 2020 bonus plan was based on a variety of performance criterion reflective of her role and responsibility within the company and included: (i) financial results of the SmartHome business segment and the contribution of such segment in the 2021financial outlook and operating plan, (ii) total revenues of the company for 2020, and (iii) a discretionary portion as determined by Mr. Elyakim.

Long-term Incentives/Equity Compensation. Grants of stock options, stock appreciation rights, RSUs and PSUs are made from time to time to our employees, including executive officers, whose contributions have or will have a significant impact on our long-term performance. We believe that equity grants (1) align our executive officers’ interests with stockholder interests by creating a direct link between compensation and stockholder return; (2) give executive officers a significant, long-term interest in our success; and (3) help retain key executive officers in a competitive market for executive talent. In the past few years, the company discontinued the grant of stock options and stock appreciation rights to executive officers and a majority of the company’s other employees while taking into consideration the dilutive effect of such equity award grants. In 2020, we provided long-term awards to our executive officers through the grant of RSUs, as well as additional PSUs solely to the Chief Executive Officer.

Determination of Equity Awards. Equity incentive awards are granted based upon the compensation committee’s annual review of each executive officer’s performance for the prior year. The size of each grant is generally set at a level that the compensation committee deems appropriate to create a meaningful opportunity for stock ownership, the individual’s position within the company and potential for future responsibility and promotion. In the grant of awards, the compensation committee further considers the executive officer’s past performance, the total compensation being paid to the executive officer, the number of equity awards granted to the executive officer during previous years, the value of such awards and the vesting status of such awards, and the comparability with equity awards made to our other executive officers and similarly situated executive officers at peer companies. All equity awards are made at the fair market price at the time of the grant of the awards. The determination for the grant of equity incentive awards is discretionary; no specific goals are considered and no specific weigh is given to any particular goal achieved or any other factor, other than those mentioned above, by the compensation committee.

2020 Restricted Stock Unit Award to Executive Officers. In February 2020, the compensation committee granted to Messrs. Elyakim and Levy, and Ms. Chen 40,000, 35,000 and 29,000 RSUs, respectively. The 2020 RSU grants vest over a four year period from the grant date with 25% of the RSUs granted vesting on the first anniversary of the grant date and 6.25% vesting each quarter thereafter.

2020 Performance-Based Stock Unit Award to the Chief Executive Officer. In consideration of prior stockholder feedback, the compensation committee in March 2020 granted two PSU grants to Mr. Elyakim. One PSU grant to Mr. Elyakim was for 80,000 PSUs, with the target being 40,000 PSUs (the “Strategic Customer-Related PSU Grant”) based on the following parameters set by the compensation committee.

Target: Penetration of 3 new strategic customers, at least one of which is in the hearables market, leading to annual revenues of at least $4 million to be included in the company’s annual operating plan (the “AOP”) for the following year.

0 if Actual <= 1 strategic customer account and only $2 million annual revenues included in the 2021 AOP.

1.0  if Actual = performance criteria fully met. Receive 100% (40,000 PSUs).

2.0  Penetration of 5 new strategic customer accounts, at least two of which are in the hearables market, leading to annual revenues of at least $7 million to be included in the 2021 AOP.
Receive 200% (80,000 PSUs).

Performance criteria will be assessed at the end of each financial year during any of the years 2020-2023. Full vesting would occur upon achievement of the specified performance criteria and approval of the financial results for the then completed fiscal year by the company’s auditors.

** A new strategic customer is defined as a customer who has not purchased any products from the company within the last 2 years (or ever) or purchase of products from the company by a new division/business unit within an existing strategic customer.

Payout is linear between points.

Measurement period: 2020-2023

For the range between 0 to 1.0 to apply, there needs to be 2 strategic customer penetrations and revenues need to be in the range between $2 million to $4 million. Said revenue range would be applied linearly.

For the range between 1.0-2.0 to apply, there needs to be 4 strategic customer accounts, at least one of which is in the hearables market, and revenues need to range between $4 million to $7 million. Said revenue range would be applied linearly.

In the event of a termination by the company “without cause” (as defined in Mr. Elyakim’s employment agreement) or resignation by Mr. Elyakim for “good reason” (as defined in Mr. Elyakim’s employment agreement) that is either within 6 months prior to, or 12 months following, a “change of control” (as defined in Mr. Elyakim’s employment agreement) prior to December 31, 2023, Mr. Elyakim would have been entitled to the full vesting outlined in “2.0” of the Strategic Customer-Related PSU Grant (e.g. 80,000 PSUs); provided that the maximum number of PSUs that can be achieved and granted to Mr. Elyakim under any combination of scenarios is 80,000 PSUs, and provided further that, six months shall lapse before any vesting shall occur upon termination of employment by the Corporation “without cause” or resignation by Mr. Elyakim for “good reason” to determine if a “change of control” shall have been consummated six months post-termination of Mr. Elyakim’s employment.

The compensation committee in March 2020 also granted Mr. Elyakim an award of 15,000 PSUs (the “Strategy-Related PSU Grant”) based on the completion of the acquisition of SoundChip and its successful integration. The key metrics for this goal included acquisition at a price approved by the board, the successful negotiation of employment agreements with identified key personnel, as well as the smooth transition of all key customer engagements of Soundchip during the year of the acquisition.

In February 2021, the compensation committee determined that Mr. Elyakim achieved both the Strategic Customer-Related PSU Grant and the Strategy-Related PSU Grant.  With respect to the Strategic Customer-Related PSU Grant, the committee noted that the successful penetration of the strategic customer accounts has a clear impact on the company’s future success and stockholder value enhancement.  With respect to the Strategy-Related PSU Grant, the committee noted the successful completion and integration of SoundChip.  As a result, 95,000 PSUs granted to Mr. Elyakim in 2020 vested in February 2021.

Timing of Grants. Equity incentive awards to our executive officers and other key employees are typically granted annually in conjunction with the compensation committee’s review of their individual performance during the prior year. Equity awards are not necessarily granted to each employee every year. Grants of equity awards to newly hired executive officers who are eligible to receive them generally are made at the next regularly scheduled compensation committee or board meeting following their hire date.

Vesting Schedule of Grants. Other than PSUs granted solely to Mr. Elyakim, equity incentive awards to our executive officers and other key employees typically have a vesting schedule whereby 25% of the award vest on the first anniversary of the grant date and the remainder vest 6.25% each quarter thereafter, with vesting completed after four years. With respect to Mr. Elyakim’s PSU grants in 2020, due to the rigorous nature of the target performance goals, the compensation committee determined that the vesting should occur immediately upon achievement of the relevant performance goals.

Compensation of Chief Executive Officer. The compensation committee’s determination of Mr. Elyakim’s remuneration generally was based upon methods consistent with those used for the other executive officers.

Stock Ownership Guidelines. In October 2013, the board adopted a set of stock ownership guidelines for directors and executive officers so as to align this group’s interests with those of our stockholders.

Directors. Pursuant to the guidelines, directors are required to own (personally and collectively with members of the director’s immediate family or with family trusts), within five years following the later of (a) his or her first election or appoint to the board, or (b) October 31, 2013, an amount of common stock valued at the lesser of its purchase price or its fair market value (measured on October 31st of each year) equal to at least three times the total annual retainer cash compensation paid by the company for board service (excluding for this purpose compensation that is not paid to all independent directors, such as compensation for committee or chair service). For purposes of this ownership guideline, unvested restricted stock or RSUs, and vested and unvested stock options would not be considered when determining a director’s stock ownership. Until such time as a board member reaches his or her share ownership minimum, such board member would be required to hold at least 50% of the shares of common stock received upon lapse of the vesting restrictions pursuant to equity awards (net of any shares utilized to pay for the exercise price of the equity award and tax withholding). This ownership requirement may be waived by the board in individual cases, depending on the financial circumstances of a director, as determined in the discretion of the board. All directors who have been with the company for over five years have met the stock ownership guidelines.

Executive Officers. Pursuant to the guidelines, the named executive officers of the company are required to own (personally and collectively with members of the executive officer’s immediate family or with family trusts), within five years following the later of (a) his or her first appointment as an executive officer, or (b) October 31, 2013, an amount of common stock valued at the lesser of its purchase price or its fair market value (measured on October 31st of each year) equal to at least three times the annual base salary for the Chief Executive officer or at least one times the annual base salary for the Chief Financial Officer. All executive officers have met the stock ownership guidelines.

Holding/Retention Periods for Equity Awards. Although there is no specific holding or retention period for equity awards made to the named executive officers; effectively, in order to comply with the company’s stock ownership guidelines and assuming no future grant of equity awards, each executive officer has to hold a portion of their previously granted equity awards to satisfy the ownership guidelines.

Retirement Benefits and Perquisites

We do not offer any retirement benefits to our Israeli-based executive officers except for social benefits required pursuant to Israeli labor laws, or are common practice in Israel and are generally available to all Israeli employees. Specifically, based on Israeli labor laws, an Israeli employee is entitled to severance pay upon termination of employment for any reason, including retirement, based on the most recent monthly salary of such employee multiplied by the number of years of employment of such employee. We make a payment of 8.333% of each employee’s monthly base salary to an insurance or pension fund to pay for this future liability owed to Israeli employees upon termination of their employment. In addition, we make a payment of up to 6.5% of each employee’s monthly base salary to another insurance or pension fund, which accrued amount may be withdrawn by the employee after retirement or, subject to various tax restrictions in Israel, after leaving our employment. Also, as is customary in Israel applicable to all Israeli employees, we provide our Israeli employees with a certain amount of monthly contributions (7.5% of their base salary) for the benefit of each employee’s study and training purposes. The amounts of the above referenced benefits contributed by us to each of the named executive officers in 2020 are specified in the summary compensation table of the proxy statement.

We currently do not provide any material retirement benefits or perquisites to our executive officers that are not generally available to our employees.

Employment Agreements and Post-Termination Protection

The compensation committee recognizes that, from time to time, it is appropriate to enter into agreements with certain key employees to ensure that we continue to retain their services and to promote stability and continuity within our company. Moreover, employment agreements are generally customary for employees residing in Israel. We have entered into employment agreements with our named executive officers. The varied terms of their employment agreements reflect the importance of retaining their services and their potential contributions to the attainment of our long-term goals. None of the employment agreements with our named executive officers provide for tax gross ups and none includes any “single trigger” change-in-control provisions. The employment agreements with our named executive officers are described in the employment agreements section of the proxy statement.

Tax and Accounting Treatment of Compensation

Prior to the tax reform as noted below, Section 162(m) of the Internal Revenue Code, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the company’s executive officers resident in the U.S. The limitation applies only to compensation which is not considered to be performance-based. The compensation committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Internal Revenue Code when the committee believes that such payments are appropriate and in the best interests of our stockholders, after taking into account changing business conditions or the executive officer’s performance. In addition, the compensation committee cannot ensure that compensation intended to qualify for deductibility under Section 162(m) will in fact be deductible because: (1) a number of requirements must be satisfied in order for the compensation to qualify; and (2) uncertainties as to the application and interpretation surrounding this section currently exist.

However, on December 22, 2017, the U.S. federal government enacted the Tax Cuts and Jobs Act, which substantially modifies the Code and, among other things, does away with compensation deductibility under Section 162(m). Nonetheless, since the prior Section 162(m) was not applicable to our current executive officers, the new Tax Cuts and Jobs Act does not have any material impact on the company.

2020 “Say on Pay” Advisory Vote on Executive Compensation

Our stockholders provide an advisory vote annually on executive compensation. At our 2020 annual meeting of stockholders, approximately 98% of the votes cast in the “say on pay” advisory vote were “FOR” approval of our executive compensation.

Anti-Pledging / Hedging Policy

Pursuant to the company’s insider trading policy, all employees of the company, including executive officers, and all members of our board of directors, are prohibited from engaging in short-term or speculative securities transactions with respect to our common stock, such as short sales, puts, calls and other exchange-traded derivatives, without prior consent of our compliance officer. Executive officers and members of our board of directors must also advise and discuss with our compliance officer the purchase of our securities on margin or holding our securities in a margin account or the pledging of our securities prior to engaging in such transactions. No executive officer or director has been approved for any transaction described in this paragraph, and we currently do not have any executive officer or director with pledged company shares.

Compensation Recoupment Policy

The company has a compensation recoupment policy that applies to executive officers and other key employees as the board deems appropriate if the company is required to restate its financial statements. The board believes it is desirable and in the best interests of the company and its stockholders to maintain and enhance a culture that is focused on integrity and accountability and believes that this policy discourages conduct detrimental to the company’s sustained growth. This policy requires any executive officer and other key employees as the board deems appropriate in the event of a financial restatement, due to gross negligence or willful misconduct, to reimburse the company with respect to any incentive compensation (including cash and equity awards) received during the past three years that is in excess of that which would have been received if such compensation had been based upon the financial statements as so restated.

Compensation Policies and Practices and Risk Management

Our compensation committee considers potential risks when reviewing and approving the compensation programs for our executive officers and other employees. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our programs available for our executive officers:

●	A Balanced Mix of Compensation Components - The target compensation mix for our executive officers is composed of base salary, annual cash bonus incentives, and long-term equity awards.

●

Multiple Performance Factors - Our incentive compensation plans use both company-wide financial metrics and strategic initiatives, which encourage focus on the achievement of objectives for the overall benefit of the company.

●

Capped Incentive Awards – 2020 annual cash bonus incentive awards were capped at 2.0x of our Chief Executive Officer’s base salary and 1.4x of our Chief Financial Officer’s base salary. The Chief Executive Officer’s PSU grant is capped at 200% of the target shares.

●

PSU Grant for Chief Executive Officer – A significant portion of our Chief Executive Officer’s annual equity grant in 2020 was in the form of PSUs, to be earned based on the achievement of rigorous performance goals over a three-year performance period.

●	Multi-Year Vesting – Other than the PSU grants to our Chief Executive Officer, equity awards vest over multiple years requiring long-term commitment on the part of employees.

●	Competitive Positioning – The compensation committee has compared our executive compensation to our peers to ensure our compensation program is consistent with industry practice.

●	Corporate Governance Programs – We have implemented corporate governance guidelines, a code of conduct, a compensation recoupment policy, and other corporate governance measures and internal controls.

The compensation committee also reviews the key design elements of our compensation programs in relation to industry practices, as well as the means by which any potential risks may be mitigated, such as through our internal controls and oversight by management and the board. Based on this review, our compensation committee concluded that based on a combination of factors, our compensation policies and practices do not incentivize excessive risk-taking that could have a material adverse effect on our company.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and discussions, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this report.

Submitted by the compensation committee:

Gabi Seligsohn (Chairman)
Cynthia L. Paul
Yair Seroussi
Kenneth Traub

2020 Summary Compensation Table

The following table sets forth the total compensation awarded to, earned by or paid to our principal executive officer and principal financial officer. There are no other executive officers whose total compensation in fiscal year 2020 exceeded $100,000 for the periods presented. We refer to the below executive officers as our “named executive officers.”

Name and Principal Position	Year	Salary ($)(1)	Non-Equity Incentive Plan Compensation ($) (2)	Equity Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
Ofer Elyakim	2020	326,863	130,000	1,811,107	105,765	2,373,735
Chief Executive Officer	2019	330,000	208,000	1,244,795	105,682	1,888,477
	2018	330,000	91,000	837,555	111,433	1,369,988

Dror Levy *	2020	246,302	100,000	510,801	84,385	941,488
Chief Financial Officer and Secretary	2019	246,861	115,000	438,519	91,369	891,749
	2018	244,707	40,000	354,679	89,751	729,137

Tali Chen *	2020	197,520	95,000	398,377	208,670	899,567
Chief Business Officer (5)	2019	--	--	--	--	--
	2018	--	--	--	--	--

(1)	Our executive officers agreed to a voluntary base salary reduction of 20% for Ms. Chen and Mr. Levy and 30% for Mr. Elyakim for three months in 2020 in response to COVID-19.

(2)

The amounts shown in this column are payments pursuant to the performance-based bonus plans. The performance goals under such plans are determined by the compensation committee of the board and communicated to the executive officers when such goals are established. The performance goals are rigorous and the outcome of such goals are substantially uncertain at the time the goals are established.

(3)

The amounts shown in this column do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the aggregate grant date fair value of the awards based on FASB ASC No. 718, “Stock Compensation” (“FASB ASC No. 718”). In addition, the amounts shown in this column include the benefit provided to our named executive officers under our 1993 employee stock purchase plan, which is derived mainly from a discount of 15% to fair market value when share purchases are made during the purchase period under the plan. The above benefit is available to all eligible employees. In accordance with FASB ASC No. 718, for Mr. Elyakim, the amount also includes $1,222,650, representing the fair value of the PSU Grants in 2020 based on the assumption that the performance goals thereunder were met.

(4)	See the table captioned “2020 All Other Compensation” below for greater detail.

(5)

Ms. Chen became an executive officer of the company with her appointment as Chief Business Officer as of September 7, 2020. As a result, compensation information for the years prior to the year of Ms. Chen’s appointment as an executive officer is not provided. The information for 2020 includes the compensation data during the months in 2020 prior to her becoming an executive officer.

*

Base salaries of Mr. Levy and Ms. Chen (staring September 2020, her relocation date to Israel) are denominated in New Israeli Shekel (NIS). The NIS amounts are translated into U.S. dollar at the average annual exchange rate of NIS 3.44, 3.57 and 3.60 into U.S. dollar for 2020, 2019 and 2018, respectively.

2020 All Other Compensation

The following table sets forth all other compensation awarded to, earned by or paid to each of our named executive officers during fiscal year 2020. The NIS amounts relating to the 2020 all other compensation for Messrs. Elyakim and Levy, and Ms. Chen are translated into U.S. dollar at the average annual exchange rate of NIS into U.S. dollar.

Name	Israeli Social Benefits ($) (1)	Car Allowance ($)	Ed̶ucation Fund ($) (2)	Vacation ($) (3)	Social Security Payments ($) (4)	Disability Insurance Payments ($)(5)	Other (6) ($)	Total ($)

Ofer Elyakim	44,802	0	25,207	1,961	10,786	6,771	16,238	105,765

Dror Levy	29,595	17,435	18,473	1,507	10,786	3,887	2,703	84,385

Tali Chen	12,226	7,412	6,532	6,519	4,555	743	170,684	208,670

(1)

Based on Israeli labor laws, an Israeli employee is entitled to severance pay upon termination of employment by the employer for any reason, including retirement, based on the most recent monthly base salary of such employee multiplied by the number of years of employment of such employee. We make a payment of 8.333% of each employee’s monthly base salary to an insurance or pension fund to pay for this future liability payable to our employees upon termination of their employment. In addition, we make a payment of up to 6.5% of each employee’s monthly base salary to another insurance or pension fund, which accrued amount may be withdrawn by the employee after retirement or, subject to various tax restrictions in Israel, after leaving our employment. The amounts represent the above referenced contributions we made on behalf of each of the named executive officers in 2020.

(2)

As is customary in Israel applicable to all Israeli employees, we provide our Israeli employees with a certain amount of monthly contributions (7.5% of their base salary) for the benefit of each employee’s study and training purposes, which amounts contributed by us to each of the named executive officers in 2020 are as specified.

(3)

Represents the dollar value of any positive difference between the vacation days to which the named executive officer is entitled in 2020 and the vacation days used by such named executive officer in 2020.

(4)	Represents payments we made to the Israeli government that the employees will receive in the event of unemployment or other disability.

(5)	As is customary in Israel, we make a payment of up to 2.5% of each employee’s monthly base salary to cover employer liability associated with employment disability.

(6)

Includes convalescence payments that are mandatory by Israeli law, rides to work and other immaterial items that are customary to all Israeli employees. With respect to Ms. Chen, the amount also includes $170,297 of expenses related to Ms. Chen’s relocation to the United States and in 2020, her relocation back to Israel.

2020 Grants of Plan Based Awards

The following table sets forth the plan based awards granted to our named executive officers during fiscal year 2020.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards:
Name	Grant Date	Approval Date	Number of Non-Equity Incentive Plan Units Granted (#)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of shares of our common stock of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Ofer Elyakim (1)	2/9/2020	2/9/2020	-	-	356,400	712,800				40,000	-	0	$15.10	583,772
Ofer Elyakim (2)	3/9/2020	3/9/2020	-	-				55,000	95,000		-	0	$12.87	1,222,650
Dror Levy (1)	2/9/2020	2/9/2020	-	-	189,000	378,000				35,000	-	0	$15.10	510,801
Tali Chen	2/9/2020	2/9/2020	-	-	138,000	138,000				29,000	-	0	$15.10	396,355

(1)	Represents the grant of RSUs pursuant to our 2012 Stock Incentive Plan.
(2)	Represents the grant of PSUs pursuant to our 2012 Stock Incentive Plan.
(3)

Represents the threshold, target and maximum amounts payable to Messrs. Elyakim and Levy pursuant to the 2020 Executive Bonus Plan, as well as the target amount payable to Ms. Chen pursuant to her 2020 Bonus Plan. For more information, see the discussion in the CD&A under the captions “2020 Performance Based Bonus Plan,” and “Tali Chen’s 2020 Bonus Plan.”

(4)

Represents the target and maximum amounts associated with the grant of performance stock units to Mr. Elyakim pursuant to our 2012 Stock Incentive Plan. For more information, see the discussion in the CD&A under the caption “2020 Performance-Based Restricted Stock Unit Award to Chief Executive Officer.”

(5)

Represents the fair value of the RSUs and PSUs (based on the Target) as of the date they were granted, computed in accordance with FASB ASC 718. For a discussion of valuation assumptions under FASB ASC 718, see Note 2 to our 2020 Consolidated Financial Statements included in our 2020 Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End 2020

The following table sets forth information concerning unexercised RSUs and PSUs held by each of our named executive officers as of December 31, 2020. The calculations are based on our closing stock price as of December 31, 2020 ($16.59 per share).

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option / SAR’s Exercise Price ($)	Option / SAR’s Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Ofer Elyakim	_	_	_	_	_	100,625	1,669,369	175,000	2,903,250
Dror Levy	_	_	_	_	_	66,500	1,103,235	-	-
Tali Chen	9,375	625	_	$10.15	2/5/2024	49,618	823,163	-	-

(1)	RSUs granted hereunder vest over a four year period from the grant date with 25% vesting on the first anniversary of the grant date and 6.25% each quarter thereafter.

(2)

PSUs vest immediately upon achievement of the relevant performance goals during a specific performance period. See the section entitled “2020 Performance-Based Restricted Stock Unit Equity Award to Chief Executive Officer” for additional details.

(3)	Represents shares underlying RSUs granted pursuant to our 2012 Equity Incentive plan.

2020 Option Exercises and Stock Vested

The following table includes certain information with respect to the restricted stock unit awards that vested for the named executive officers during the fiscal year ended December 31, 2020. There were no stock appreciation rights exercised or vested in 2020.

	Stock Awards

Name	Number of Shares vested (#)	Value Realized on Vesting ($)(1)

Ofer Elyakim	68,503	$1,052,891
Dror Levy	32,557	$500,997
Tali Chen	20,373	$313,129

(1)

The amounts reported in this column are calculated by multiplying the number of shares received upon vesting by the closing market price of our common stock on the date of vesting of the restricted share unit.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans to our named executive officers.

CEO Compensation Pay Ratio

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2020, the total compensation of Ofer Elyakim, our Chief Executive Officer, of $2.4 million, as shown in the Summary Compensation Table above, was approximately 21 times the total cash compensation of a median employee calculated in the same manner of $111,000.

Our CEO to median employee pay ratio is calculated in accordance with the SEC’s rules pursuant to Item 402(u) of Regulation S-K. We identified the median employee by examining the 2020 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2020, the last day of our payroll year. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. In our calculation, we annualized the compensation for any full-time employees that were not employed by us for all of 2020.

Employment Agreements

Each of our named executive officers has a written employment agreement with us.

In connection with Ofer Elyakim’s appointment as our Chief Executive Officer in July 2009, he entered into an employment agreement with DSP Israel, effective July 1, 2009. Mr. Elyakim’s employment agreement was amended in January 31, 2011, May 16, 2011, November 5, 2012, March 5, 2013 and October 31, 2013. In addition to any other bonus program approved by the board, Mr. Elyakim is eligible for a bonus under the terms of an annual performance-based bonus plan approved by the compensation committee of our board of directors. Pursuant to Mr. Elyakim’s employment agreement, as amended, if Mr. Elyakim desires to terminate his employment with the company (which for purposes of Mr. Elyakim’s employment agreement includes any subsidiary of the company) without good reason (as defined in his employment agreement), he will have to notify the company eighteen months in advance. Similarly, if the company desires to terminate Mr. Elyakim’s employment with the company without cause, it will have to notify Mr. Elyakim eighteen months in advance. However, if the company wishes to terminate Mr. Elyakim’s employment but fails to provide him with the eighteen-month advance written notice, Mr. Elyakim would be entitled to receive an amount equal to eighteen months of his then-effective salary. If the requisite advance notice of eighteen months is provided by Mr. Elyakim to the company if he desires to terminate his employment with the company without good reason, then: (i) all of his rights under his employment agreement would continue during the eighteen-month period, and (ii) all equity awards held by him prior to the termination of his employment with the company would accelerate and immediately vest eighteen months following the date of such requisite notice and be exercisable in whole or in part at any time from the date of the vesting of the respective equity awards for a period of two years. In addition, if Mr. Elyakim’s employment with the company is terminated by (i) the company following a change in control (as defined in his employment agreement); (ii) Mr. Elyakim for good reason; or (iii) the company without cause (as defined in his employment agreement), all of Mr. Elyakim’s rights under his employment agreement would continue for eighteen months and all equity awards held by Mr. Elyakim would accelerate and immediately vest and be exercisable in whole or in part at any time for two years following the termination of his employment. Furthermore, if Mr. Elyakim’s employment is terminated by the company without cause, by Mr. Elyakim for good reason, or by Mr. Elyakim without good reason after providing the requisite notice of eighteen months in advance, Mr. Elyakim shall be paid a pro-rata portion of any performance-based bonus for the year in which his full-time employment is terminated.

In June 2002, in connection with Dror Levy’s initial employment as our Controller, he entered into an employment agreement with DSP Israel. No further agreement was entered into with Mr. Levy when he became our Chief Financial Officer. Mr. Levy’s employment agreement was amended in January 31, 2011, May 16, 2011, November 5, 2012, March 5, 2013 and October 31, 2013. Mr. Levy’s salary is determined in NIS. In addition to any other bonus program approved by the board, Mr. Levy is eligible for a bonus under the terms of an annual performance-based bonus plan approved by the compensation committee of our board of directors. Pursuant to Mr. Levy’s employment agreement, as amended, if Mr. Levy desires to terminate his employment with the company (which for purposes of Mr. Levy’s employment agreement includes any subsidiary of the company) without good reason (as defined in his employment agreement), he will have to notify the company one year in advance. Similarly, if the company desires to terminate Mr. Levy’s employment with the company without cause, it will have to notify Mr. Levy one year in advance. However, if the company wishes to terminate Mr. Levy’s employment but fails to provide him with the one-year advance written notice, Mr. Levy would be entitled to receive an amount equal to one year of his then-effective salary. If the requisite advance notice of one year is provided by Mr. Levy to the company if he desires to terminate his employment with the company without good reason, then: (i) all of his rights under his employment agreement would continue during the one-year period, and (ii) all equity awards held by him prior to the termination of his employment with the company would accelerate and immediately vest one year following the date of such requisite notice and be exercisable in whole or in part at any time from the date of the vesting of the respective equity awards for a period of one year. In addition, if Mr. Levy’s employment with the company is terminated by (i) the company following a change in control (as defined in his employment agreement); (ii) Mr. Levy for good reason; or (iii) the company without cause (as defined in his employment agreement), all of Mr. Levy’s rights under his employment agreement would continue for one year and all equity awards held by Mr. Levy would accelerate and immediately vest and be exercisable in whole or in part at any time for one year following the termination of his employment. Furthermore, if Mr. Levy’s employment is terminated by the company without cause, by Mr. Levy for good reason, or by Mr. Levy without good reason after providing the requisite notice of one year in advance, Mr. Levy shall be paid a pro-rata portion of any performance-based bonus for the year in which his full-time employment is terminated.

In September 2020, in connection with Tali Chen’s appointment as our Chief Business Officer, she executed a new employment agreement with the company, effective August 1, 2020. Pursuant to the agreement, Ms. Chen’s annual salary is approximately $230,000, subject to adjustment from time to time. Ms. Chen’s salary is determined in NIS and is 65,000 NIS per month. Furthermore, in connection with Ms. Chen’s relocation from the U.S. to Israel, she was provided a one-time adaptation bonus at the gross sum of approximately $87,000 (the bonus is determined in NIS and is exactly 300,000 NIS). In addition to any other bonus program approved by our board of directors, Ms. Chen is eligible for a bonus under the terms of an annual performance-based bonus plan approved by the compensation committee of our board. Pursuant to Ms. Chen’s employment agreement,  in the event Ms. Chen desires to terminate her employment with the company, she must notify the company six months in advance. Similarly, if the company desires to terminate Ms. Chen’s employment with the company, we must notify Ms. Chen six months in advance; provided that the company may terminate Ms. Chen’s employment immediately without notice for cause (as defined in her employment agreement). Other than the cases set forth above, the company also may terminate Ms. Chen’s employment without the six-months advance notice if we pay her an amount equal to six-months of her then-effective salary. In the event of termination of her employment without cause or her resignation for a good reason (each as defined in her employment agreement), in each case within six months prior to or twelve months following a change in control (as defined in her employment agreement) of the company, all of Ms. Chen’s outstanding equity awards would accelerate and immediately vest.

Potential Payments Upon Termination or Change of Control

The following tables set forth the amount of compensation to each of Messrs. Elyakim and Levy, and Ms. Chen in the event termination of such executive officer’s employment or a change in control of our company occurred as of December 31, 2020.

Name: Ofer Elyakim	Termination for Cause ($)(1)	Voluntary Termination by Employee After Provision of Requisite Notice ($)	Termination upon Death of Employee ($)(1)(5)	Termination w/o Cause or for Good Reason ($)(3)	Upon a Change in Control ($)(3)

Base Salary (1)	-	720,470	-	720,470	720,470
Bonus (2)	130,000	130,000	130,000	130,000	130,000
PSU Grant	-	-	1,576,050	2,239,650	2,239,650
Vested SARs and Unvested RSUs (4)	-	1,669,369	663,600	1,669,369	1,669,369
Accrued Vacation Pay	68,850	68,850	68,850	68,850	68,850
Total	198,850	2,588,689	2,438,050	4,828,339	4,828,339

(1)	These columns do not include base salary earned for time periods worked prior to the termination of employment due to cause or death of employee.

(2)

The bonus was determined based on the terms of the 2020 performance-based bonus plan applicable for Mr. Elyakim and assuming for purposes of achievement of the parameters of such plan that the termination of employment occurred on the last day of fiscal year 2020.

(3)

The dollar value of the equity awards was determined based on termination of employment occurring on the last day of fiscal year 2020 and Mr. Elyakim achieving 100% of Performance Criteria I (i.e. 40,000 PSUs) pursuant to his 2019 PSU grant and achieving the maximum of the Performance Criteria (i.e. 95,000 PSUs) pursuant to his 2020 PSU grants.

(4)

As of December 31, 2020 (the last trading day of fiscal 2020), Mr. Elyakim had 100,625 RSUs outstanding. All outstanding equity awards would immediately vest upon (i) voluntary termination by Mr. Elyakim after provision of requisite notice to us, (ii) termination of employment by us without cause or by Mr. Elyakim for good reason, or (iii) termination upon a change in control. The calculations are based on our closing stock price as December 31, 2020.

(5)	Represents the outstanding 2020 equity awards grants that would immediately vest upon Mr. Elyakim’s death or disability.

Name: Dror Levy	Termination for Cause ($)(1)	Voluntary Termination by Employee After Provision of Requisite Notice ($)	Termination upon Death of Employee ($)(1)(4)	Termination w/o Cause or for Good Reason ($)	Upon a Change in Control ($)

Base Salary (1)	-	371,443	-	371,443	371,443
Bonus (2)	100,000	100,000	100,000	100,000	100,000
Unvested RSUs (3)	0	1,103,235	580,650	1,103,235	1,103,235
Accrued Vacation Pay	48,852	48,852	48,852	48,852	48,852
Total	148,852	1,623,530	729,502	1,623,530	1,623,530

(1)	These columns do not include base salary earned for time periods worked prior to the termination of employment due to cause or death of employee.

(2)

The bonus was determined based on the terms of the 2020 performance-based bonus plan applicable for Mr. Levy and assuming for purposes of achievement of the parameters of such plan that the termination of employment occurred on the last day of fiscal year 2020.

(3)

As of December 31, 2020 (the last trading day of fiscal 2020), Mr. Levy had 66,500 RSUs outstanding. All outstanding equity awards would immediately vest upon (i) voluntary termination by Mr. Levy after provision of requisite notice to, (ii) termination of employment by us without cause or by Mr. Levy for good reason, or (iii) termination upon a change in control. The calculations are based on our closing stock price as December 31, 2020.

(4)	The outstanding equity awards granted in 2020 that would immediately vest upon Mr. Levy’s death or disability.

Name: Tali Chen	Termination for Cause ($)(1)	Voluntary Termination by Employee After Provision of Requisite Notice ($)	Termination upon Death of Employee ($)(1)(4)	Termination w/o Cause or for Good Reason ($)	Upon a Change in Control ($)(3)

Base Salary (1)	-	176,946	-	176,946	176,946
Bonus (2)	95,000	95,000	95,000	95,000	95,000
Unvested RSUs	0	0	481,110	0	887,563
Accrued Vacation Pay	6,966	6,966	6,966	6,966	6,966
Total	101,966	278,912	583,076	278,912	1,166,475

(1)	These columns do not include base salary earned for time periods worked prior to the termination of employment due to cause or death of employee.

(2)

The bonus was determined based on the terms of the 2020 bonus plan applicable for Ms. Chen and assuming for purposes of achievement of the parameters of such plan that the termination of employment occurred on the last day of fiscal year 2020.

(3)

As of December 31, 2020 (the last trading day of fiscal 2020), Ms. Chen had 49,618 RSUs and 10,000 SARs, outstanding. All outstanding equity awards would immediately vest upon termination upon a change in control. The calculations are based on our closing stock price as December 31, 2020.

(4)	The outstanding equity awards granted in 2020 that would immediately vest upon Ms. Chen’s death or disability.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the company as well as the skill-level we require of members of our board.

Our stock ownership guidelines applicable for our directors are discussed in the Compensation Discussion and Analysis section of this proxy statement.

Cash Compensation Paid to Board Members

Set forth below is the annual cash retainer provided to non-employeeo directors for board and committee services, as well as an additional cash retainer for being chair of the board and chair of various board committees:

	Membership on the Board or Committee(s)	Chair Position
Board Service	$35,000	$30,000
Audit Committee	$8,000	$20,000
Compensation Committee	$5,000	$11,000
Nomination & Corporate Governance	$4,000	$7,500

All annual cash retainers are paid on a quarterly basis and in the event a committee member or chair does not serve for the entire period between annual meetings of stockholders, his or her annual cash retainer would be prorated based on the period served. All directors were reimbursed for expenses incurred in connection with attending board and committee meetings.

Directors who are also employees do not receive any additional compensation for their services as directors.

Equity Award Program

Each of our non-employee directors is entitled to participate in the director subplan of our 2012 Equity Incentive plan (the “2012 plan”). The director subplan provides for the grant of equity awards to our non-employee directors.

Directors receive a grant of RSUs with a target grant value of $100,000, vesting in full after one year; the exact number of RSUs is based on a 30-day average closing price of our common stock prior to the RSU grant date. In the event a new director is appointed mid-year, he or she will receive an initial grant upon appointment to the board, with the grant value a pro-ration of the annual grant value.

The following table sets forth the compensation paid to each of our non-employee directors during fiscal year 2020.

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Shira Fayans Birenbaum (2)	-	-	-

Thomas A. Lacey (3)	59,000	103,202	162,202

Cynthia L. Paul (4)	48,000	103,202	151,202

Gabi Seligsohn (5)	50,000	103,202	153,202

Yair Seroussi (6)	48,000	103,202	151,202

Norman Taffe (7)	50,500	103,202	153,702

Kenneth Traub (8)	74,000	103,202	177,202

(1)

The amounts shown in this column do not reflect compensation actually received by the directors. Instead, the amounts represent the aggregate grant date fair value of the awards based on FASB ASC No. 718.

(2)	Ms. Birenbaum was granted 4,824 RSUs under the 2012 plan upon her appointment to the board in April 20201.

(3)	Mr. Lacey was granted 6,708 RSUs under the 2012 plan. As of December 31, 2020, Mr. Lacey had outstanding stock options to purchase 40,000 shares of our common stock and 6,708 RSUs.

(4)	Ms. Paul was granted 6,708 RSUs under the 2012 plan. As of December 31, 2020, Ms. Paul had outstanding stock options to purchase 6,000 shares of our common stock and 6,708 RSUs.

(5)	Mr. Seligsohn was granted 6,708 RSUs under the 2012 plan. As of December 31, 2020, Mr. Seligsohn had outstanding stock options to purchase 70,000 shares of our common stock and 6,708 RSUs.

(6)	Mr. Seroussi was granted 6,708 RSUs under the 2012 plan. As of December 31, 2020, Mr. Seroussi had outstanding stock options to purchase 54,000 shares of our common stock and 6,708 RSUs.

(7)	Mr. Taffe was granted 6,708 RSUs under the 2012. As of December 31, 2020, Mr. Taffe had outstanding stock options to purchase 70,000 shares of our common stock and 6,708 RSUs.

(8)	Mr. Traub was granted 6,708 RSUs under the 2012 plan. As of December 31, 2020, Mr. Traub had outstanding stock options to purchase 100,000 shares of our common stock and 6,708 RSUs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements require us to indemnify such individuals to the fullest extent permitted by Delaware law.

All transactions between us and our officers, directors, principal stockholders and affiliates have been and will be approved by a majority of our board of directors, including a majority of our disinterested, non-employee directors on the board, and have been or will be on terms no less favorable to us than could be obtained from unaffiliated third parties. There were no related party transactions in 2020.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy regarding related person transactions which is incorporated in the Charter of the Audit Committee. Pursuant to this policy, our Audit Committee must review and approve any such transactions.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our audit committee has selected Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our auditors for the current fiscal year, subject to ratification by our stockholders at the annual meeting. We expect a representative of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) to be available via teleconference to respond to appropriate questions and to make a statement if he or she so desires, but no representative will be present at the annual meeting.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our independent accountants. However, the audit committee of the board of directors is submitting the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the annual meeting is required to approve the ratification of the selection of Kost Forer Gabbay & Kasierer as our independent auditors for fiscal year 2021. Virtual attendance at our annual meeting constitutes presence in person for purposes of the vote required under our bylaws. Abstentions will have the same effect as “no” votes on this proposal, whereas broker “non-votes” will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KOST FORER GABBAY & KASIERER.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act of 1934, that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. Additionally, the audit committee must approve all audit and non-audit services performed by the Company’s independent auditors. Furthermore, the audit committee is responsible for reviewing and evaluating the Company’s accounting principles and the Company’s system of internal accounting controls. Management is responsible for the financial reporting process, including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors, Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, are responsible for auditing those financial statements. However, the members of the audit committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The audit committee relies, without independent verification, on the information provided to the committee and on the representations made by management and the independent auditors.

The audit committee hereby reports as follows:

1.	The audit committee has reviewed and discussed the audited financial statements with the Company’s management and Kost Forer Gabbay & Kasierer, the Company’s independent auditors.

2.

The audit committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.

The audit committee met with management regularly during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors.

4.

The audit committee discussed with the Company’s senior management, Kost Forer Gabbay & Kasierer and internal auditors the process used for the Company’s Chief Executive Officer and Chief Financial Officer to make the certifications required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 in connection with the Annual Report on Form 10‑K and other periodic filings with the Commission.

5.

The audit committee has received the written disclosures and the letter from Kost Forer Gabbay & Kasierer required by the Public Company Accounting Oversight Board regarding its communications with the audit committee concerning independence. The audit committee considered whether the audit and non-audit services provided by Kost Forer Gabbay & Kasierer were compatible with maintaining its independence from the Company. Based on discussions with Kost Forer Gabbay & Kasierer, the audit committee determined that the audit and non-audit services provided to the Company by Kost Forer Gabbay & Kasierer were compatible with maintaining the independence of Kost Forer Gabbay & Kasierer.

6.

Based on the reviews and discussions referred to in paragraphs (1) through (5) above, the audit committee recommended to the Company’s board of directors, and the board approved, the audited financial statements included in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2020, that was filed with the Securities and Exchange Commission on March 15, 2021.

7.

The audit committee has also recommended the selection of Kost Forer Gabbay & Kasierer and, based on the committee’s recommendation, the board of directors has selected Kost Forer Gabbay & Kasierer as the Company’s independent auditors for the fiscal year ending December 31, 2021. The board of directors is submitting the selection of Kost Forer Gabbay & Kasierer to the stockholders for ratification.

Submitted by the audit committee:

Thomas Lacey (Chairman)
Cynthia L. Paul
Yair Seroussi
Norman P. Taffe

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Kost Forer Gabbay & Kasierer performed services for us in fiscal 2019 and 2020 related to financial statement audit work, quarterly reviews, Forms S‑8 reviews, tax services, special projects and other ongoing consulting projects. The audit committee approved 100% of the fees in 2019 and 2020 set forth below. Fees paid or accrued to Kost Forer Gabbay & Kasierer in fiscal 2019 and 2020 were as follows:

	2019	2020
Audit Fees (1)	$280,000	$290,000
Tax Fees (2)	$49,000	$113,200
All Other Fees (3)	$72,000	$37,500
Total	$401,000	$440,700

(1)

Audit fees represent fees for the audit of consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 and the review of financial statements included in our quarterly reports on Form 10‑Q.

(2)

Tax fees represent fees for professional services rendered by our auditors for tax compliance, tax planning and tax advice on actual or contemplated transactions and advisory services for other tax compliance matters.

(3)	All other fees represent fees for professional services rendered by our auditors for advisory services for other matters such as funding received from the Israeli Office of the Chief Scientist.

Audit and Non-Audit Services Pre-Approval Policy

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by Kost Forer Gabbay & Kasierer, our independent auditors, must be approved in advance by the audit committee to assure that such services do not impair the auditors’ independence from the company. In January 2004, the audit committee adopted an audit and non-audit services pre-approval policy which sets forth the procedures and conditions pursuant to which audit and non-audit services to be performed by the independent auditors are to be pre-approved. Pursuant to the policy, certain services or category of services described in detail in the policy may be pre-approved generally on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of audit services, audit-related services, tax services and other services. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent auditors. The audit committee may also pre-approve particular services on a case-by-case basis. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the audit committee prior to being performed. The audit committee may delegate authority to pre-approve audit and non-audit services to any member of the audit committee, but may not delegate such authority to management. Our independent auditors and Chief Financial Officer are required to periodically report to the audit committee regarding the extent of services provided by the independent auditors in accordance with the pre-approval policy and the fees for the services performed to date.

PROPOSAL NO. 3
ADVISORY VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

At last year’s annual meeting, we provided our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in our proxy statement for the 2020 annual meeting of stockholders. At our 2020 annual meeting, our stockholders approved the proposal, with approximately 98% of the votes cast voting in favor of the proposal. At our 2017 annual meeting, our stockholders voted to recommend, on an advisory basis, that advisory votes on executive compensation be held every year. After consideration of the 2020 voting results, our board of directors elected to continue to hold a stockholder “say-on-pay” vote annually. Accordingly, this year we are again asking our stockholders to vote “For” the compensation of our executive officers as disclosed in this proxy statement. Our board of directors and our compensation committee value the opinions of our stockholders. We will consider our stockholders’ concerns and our compensation committee will evaluate whether any actions are necessary to address those concerns.

As described in detail under the heading “Compensation Discussion and Analysis,” our compensation philosophy supports our key business objectives of creating value for, and promoting the interests of, our stockholders. In order to align the interests of our executives with those of our stockholders, we believe that our executive compensation arrangements must provide our named executive officers with competitive compensation opportunities, based upon both their contribution to the development and financial success of the company and their personal performance. We believe our executive compensation arrangements strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. This balance is evidenced by the following:

●

Our compensation arrangements for the named executive officers are simple, consisting principally of base salary, a performance-based bonus plan with rigorous, and long-term incentive award in the form of RSUs and additional PSUs solely to our Chief Executive Officer, which may or may not be awarded annually at the discretion of the compensation committee.

●

We provide a significant part of executive compensation in the form of performance based incentives. Our compensation committee establishes a performance-based bonus plan whereby bonuses are awarded under the plan based on achievement of the company’s financial goals based on an annual budget approved by our board, as well as strategic goals aimed to promote the company’s business and long-term strategic objectives. The goals under the performance-based bonus plans are generally rigorous. Bonuses under the performance-based plan are capped and a significant portion of the bonuses would not be payable for a particular year if the company fails to achieve the specified financial goals.

●	Greater than 50% of our Chief Executive Officer’s annual equity grant in 2020 was in the form of PSUs based on a three-year performance period.

●

A significant portion of our named executive officer’s compensation is in the form of long-term incentive awards, currently consisting of RSUs and additional PSUs solely to our Chief Executive Officer. Generally, such equity awards vest 25% on the first anniversary of the grant date and the remaining equity awards vest quarterly over the following three years.

●

We align base salaries with strong pay-for-performance orientation and our compensation committee generally takes a conservative approach on base salary increases. Our executive officers agreed to a voluntary base salary reduction of 20% for Ms. Chen and Mr. Levy and 30% for Mr. Elyakim for three months in 2020 in response to COVID-19.

●	We do not provide any nonqualified defined contribution or other deferred compensation plans to our named executive officers.

●	We do not provide tax gross-ups to our named executive officers.

●	None of the employment agreements with our named executive officers includes any “single trigger” change-in-control provisions or golden parachute arrangements.

●	The perquisites offered to our named executive officers based in Israel are those generally provided to all of our employees based in Israel.

●	We have a compensation recoupment policy.

●

The compensation committee is updated on compensation best practices and trends. The committee from time to time as appropriate engages the services of a compensation consultant to provide advice on compensation trends and market information to assist the committee in designing our compensation programs and making compensation decisions.

The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the compensation of our named executive officers, as described in this proxy statement. The vote is advisory, and therefore it is not binding on the company, the compensation committee or our board of directors. The compensation committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

Required Vote

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 3. Virtual attendance at our annual meeting constitutes presence in person for purposes of the vote required under our bylaws. Abstentions will have the same effect as “no” votes on this proposal, whereas broker “non-votes” will have no effect.

Accordingly, we ask our stockholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE

APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to Be Brought Before an Annual Meeting and Considered for Inclusion in our Proxy Materials. In addition to submitting information related to the proposal as described elsewhere in this proxy statement, pursuant to Rule 14a‑8 under the Exchange Act and the Company’s bylaws, stockholder proposals intended for consideration by the Company for presentation and inclusion in its proxy materials for the annual meeting of stockholders to be held in 2022 must be received by Dror Levy, Secretary, DSP Group, Inc., 2055 Gateway Place, San Jose, California 95110, no later than January 7, 2022 in order to be considered for inclusion in our proxy materials for that meeting.

Discretionary Authority. The proxies to be solicited by our board of directors for the 2022 annual meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at such annual meeting if we fail to receive notice of such stockholder’s proposal for the meeting by March 23, 2022.

OTHER MATTERS

Annual Report

Our annual report for the fiscal year ended December 31, 2020 is made available to all stockholders entitled to notice of, and to vote at, the annual meeting.

Form 10‑K

Our annual report on Form 10‑K for the fiscal year ended December 31, 2020 is included in the annual report for the fiscal year ended December 31, 2020. Upon written request to our Secretary, Dror Levy, at the address of our principal executive offices, the exhibits set forth on the exhibit index of the Form 10‑K may be made available at a reasonable charge.

Internet Availability of Proxy Materials

The Notice of Internet Availability of Proxy Materials and this proxy statement are available for your review, print and download on our website at www.dspg.com. Our website and the information contained therein or connected thereto are not intended to be incorporated into this proxy statement.

Householding of Annual Meeting Materials

In December 2000, the Securities and Exchange Commission adopted new rules that permit us to send one Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if we believe they are members of the same family. Each stockholder will continue to receive a separate proxy card. Upon written request to our Secretary, Dror Levy, at the address of our principal executive offices or by phone at (408) 986‑4300, you may revoke your decision to household, and we will deliver a separate Notice of Internet Availability of Proxy Materials to you at the shared address within 30 days of your request.

A number of brokerage firms have already instituted householding. If your family has multiple accounts of our stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

Other Matters

Our board of directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the proxy holders.

By Order of the Board of Directors,

Ofer Elyakim

Chief Executive Officer

April 30, 2021
San Jose, California

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF DSP GROUP, INC.
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of DSP GROUP, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Internet Availability of Proxy Materials and Proxy Statement, each dated April 30, 2021, and the Company’s Annual Report for the year ended December 31, 2020 which includes the Company’s Annual Report on Form 10‑K for the year ended December 31, 2020 and hereby appoints Ofer Elyakim and Dror Levy, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2021 Annual Meeting of Stockholders of the Company to be held on June 14, 2021, at 8:30 a.m., Eastern Time, virtually via the Internet at: www.virtualshareholdermeeting.com/DSPG2021, and at any postponement or adjournment thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there virtually in attendance, on the matters set forth below.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The Notice of Internet Availability of Proxy Materials, proxy statement and 2020 annual report are available at http://proxyvote.com.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF THE NAMED DIRECTOR NOMINEES, (2) FOR PROPOSALS 2 AND 3, AND (3) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.     ELECTION OF SEVEN DIRECTORS AS SPECIFICALLY SET FORTH BELOW, EACH TO SERVE UNTIL THE 2022 ANNUAL MEETING OF STOCKHOLDERS:

____ FOR the nominees listed below (except as indicated)	____ WITHHOLD AUTHORITY to vote for the nominees listed below

If you wish to withhold authority to vote for the following nominees, strike a line through such nominee’s name listed below.

Shira Fayans Birenbaum

Ofer Elyakim

Thomas A. Lacey

Cynthia L. Paul

Yair Seroussi

Norman P. Taffe

Kenneth H. Traub

2.         PROPOSAL TO RATIFY THE APPOINTMENT OF KOST FORER GABBAY & KASIERER, A MEMBER OF ERNST & YOUNG GLOBAL, AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2021:

_____ FOR	_____ AGAINST	_____ ABSTAIN

3.         ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICERS COMPENSATION:

_____ FOR	_____ AGAINST	_____ ABSTAIN

The undersigned acknowledges receipt of the Notice of Internet Availability of Proxy Materials, Proxy Statement and 2020 annual report.

DATED: _____________________, 2021

(Signature)

(Signature)

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

DSP GROUP, INC.
DROR LEVY, CORPORATE SECRETARY
2055 GATEWAY PLACE, SUITE 480
SAN JOSE, CALIFORNIA 95110

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 6/13/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DSPG2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 6/13/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING:

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) SHIRA FAYANS BIRENBAUM 02) OFER ELYAKIM 03) THOMAS A. LACEY 04) CYNTHIA L. PAUL 05) YAIR SEROUSSI
06) NORMAN P. TAFFE 07) KENNETH H. TRAUB

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 2 AND 3:

NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000514661_1 R1.0.0.177